Exhibit 99.1

REPORT OF INDEPENDENT AUDITORS

To Owners of Stora Enso North America:

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, owner's investment and comprehensive income (loss), and cash flows present fairly, in all material respects, the financial position of Stora Enso North America at December 31, 2006 and December 31, 2005, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of Stora Enso North America's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Notes 1 and 11 to the combined financial statements, Stora Enso North America changed the manner in which it accounts for share-based compensation and defined benefit pension and postretirement plans in 2006.

As discussed in Note 1 to the combined financial statements, Stora Enso North America operations include the accounts of certain legal entities of Stora Enso North America Inc., which is a wholly owned subsidiary of Stora Enso Oyj. As discussed in Note 9, the related party debt with Stora Enso S.à.r.L. matures on August 13, 2007. Stora Enso North America received a letter from Stora Enso S.à.r.L. dated July 9, 2007, confirming that Stora Enso S.à.r.L. intends to either extend the settlement date to August 13, 2008 or enter into a new agreement for a period of twelve months subsequent to August 13, 2007 on substantially the same terms as the existing agreement. As a result, the related party debt has been classified as a non-current liability at December 31, 2006.

As discussed in Note 2 to the combined financial statements, the Company restated its combined financial statements as of and for the years ended December 31, 2006, 2005 and 2004.

/s/ PricewaterhouseCoopers LLP

Milwaukee, WI

July 19, 2007, except for the effect of the restatement described in Note 2 as to which the date is December 01, 2007.

STORA ENSO NORTH AMERICA

COMBINED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31,

	2006 (Restated)	2005 (Restated)	2004 (Restated)
(Dollars in millions)
Net Sales	$2,030	$2,204	$1,928
Costs and Expenses:
Cost of sales	1,989	2,133	1,981
Selling, general and administrative expenses	108	113	111
Goodwill impairment	—	162	520
Property, plant and equipment impairment	113	—	—
Interest expense	92	75	63
Other (income)	(1)	(4)	(6)

Loss before income taxes	(271)	(275)	(741)
Income tax provision (benefit)	(28)	7	(84)

Net loss	$(243)	$(282)	$(657)

The accompanying notes are an integral part of these financial statements.

STORA ENSO NORTH AMERICA

COMBINED BALANCE SHEETS

AS OF DECEMBER 31,

	2006 (Restated)	2005 (Restated)
(Dollars in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$195	$82
Accounts receivable, net of allowance for doubtful accounts of $3 and $3, respectively	129	113
Inventories	346	349
Deferred tax assets	32	31
Other current assets	28	29

Total current assets	730	604

Non-current assets:
Property, plant and equipment, net	2,479	2,792
Goodwill	280	280
Other intangible assets, net	11	13
Other non-current assets	21	267

Total non-current assets	2,791	3,352

Total assets	$3,521	$3,956

LIABILITIES AND OWNER’S INVESTMENT:
Current liabilities:
Current portion of long-term debt	$103	$—
Accounts payable	167	164
Accrued payroll and benefits	51	44
Postretirement benefit provisions	16	19
Other current liabilities	120	120

Total current liabilities	457	347

Non-current liabilities:
Long-term debt (related party is $1,069 and $1,067, respectively)	1,446	1,542
Deferred tax liabilities	119	217
Postretirement benefit provisions	468	402
Other non-current liabilities	14	11

Total non-current liabilities	2,047	2,172

Commitments and contingencies (Note 13)	—	—
Owner’s investment:
Owner’s investment	1,216	1,457
Accumulated other comprehensive loss	(199)	(20)

Total owner’s investment	1,017	1,437

Total liabilities and owner’s investment	$3,521	$3,956

The accompanying notes are an integral part of these financial statements.

STORA ENSO NORTH AMERICA

COMBINED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31,

(Dollars in millions)

	2006 (Restated)	2005 (Restated)	2004 (Restated)
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(243)	$(282)	$(657)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	267	292	271
Goodwill impairment	—	162	520
Property, plant and equipment impairment	113	—	—
Loss on sale of property, plant and equipment	3	13	17
Deferred income taxes	(31)	(46)	(92)
Bond discount amortization	2	2	2
Change in current assets and liabilities:
Inventories	2	(24)	(49)
Accounts receivable	(16)	(4)	6
Accounts payable	3	(7)	33
Other non-current assets and liabilities	10	59	(15)
Pension and other postretirement, net	49	22	(106)
Other, net	10	(12)	27

Net cash provided by (used in) operating activities	169	175	(43)

CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(60)	(83)	(206)
Proceeds from sale of property, plant and equipment	—	1	18

Net cash used in investing activities	(60)	(82)	(188)

CASH FLOW FROM FINANCING ACTIVITIES:
Short-term debt, net	6	2	(628)
Proceeds from long-term debt	—	—	36
Repayment of long-term debt	—	—	(81)
Repayment of long-term debt—related party	—	(46)	(232)
Change in bank overdrafts	(4)	4	—
Owner’s investment—equity investment from Stora Enso Oyj	—	—	600
Owner’s investment—cash received from Stora Enso Oyj	2	1	1

Net cash provided by (used in) financing activities	4	(39)	(304)
Effect of exchange rates on cash	—	—	—

Net Increase in Cash and Cash Equivalents	113	54	(535)
Cash and cash equivalents at beginning of year	82	28	563

Net Cash and Cash Equivalents at Year End	$195	$82	$28

The accompanying notes are an integral part of these financial statements.

STORA ENSO NORTH AMERICA

COMBINED STATEMENTS OF OWNER’S INVESTMENT AND

COMPREHENSIVE INCOME (LOSS)

YEARS ENDED DECEMBER 31,

(Dollars in millions)

	Owner’s Investment	Accumulated Other Comprehensive Income (Loss)	Total
Balance at January 1, 2004 (Restated)	$1,794	$(54)	$1,740
Comprehensive income:
Net loss (Restated)	(657)		(657)
Minimum pension liability adjustment (net of tax of $31)		51	51
Foreign currency translation adjustment		42	42
Financial instruments (net of tax of $0)		1	1

Total comprehensive loss (Restated)			$(563)
Equity investment from Stora Enso Oyj	600		600
Net increase in investment from Stora Enso Oyj	1		1

Balance at December 31, 2004 (Restated)	$1,738	$40	$1,778
Comprehensive income:
Net loss (Restated)	(282)		(282)
Minimum pension liability adjustment (net of tax of $50)		(82)	(82)
Foreign currency translation adjustment		24	24
Financial instruments (net of tax of $1)		(2)	(2)

Total comprehensive loss (Restated)			$(342)
Net increase in investment from Stora Enso Oyj	1		1

Balance at December 31, 2005 (Restated)	$1,457	$(20)	$1,437
Comprehensive income:
Net loss (Restated)	(243)		(243)
Minimum pension liability adjustment (net of tax of $47)		76	76
Foreign currency translation adjustment		5	5

Total comprehensive loss (Restated)			$(162)
Net increase in investment from Stora Enso Oyj	2		2
Effect of adoption of SFAS 158 (net of tax of $117)		(260)	(260)

Balance at December 31, 2006 (Restated)	$1,216	$(199)	$1,017

The accompanying notes are an integral part of these financial statements.

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS

Note 1—Business and Summary of Significant Accounting Policies

Organization and Description of Business

The combined financial statements of the graphic paper, publication paper, specialty paper and other operations of Stora Enso Oyj, Finland (“the parent company”) in the United States of America (“US”) and Canada (collectively referred to as “North America”) are generally referred to as Stora Enso North America (“SENA”). As used in these notes, the terms “SENA,” “we,” “our,” “the Company,” “Stora Enso North America” and “us” refer to the combined operations of SENA.

SENA is a leading graphic, publication and specialty paper manufacturer in North America. We manufacture and market a broad range of paper products for a variety of applications such as corporate annual reports, high-end advertising brochures, magazines, catalogs, direct mail advertising, self adhesive labels, wet strength labels and flexible packaging.

SENA operates eight mills and 16 paper machines located primarily in Wisconsin, with one mill each in Nova Scotia, Canada and Minnesota. Our headquarters are in Wisconsin Rapids, WI. We also operate a hotel and a public utility, both of which are located in Wisconsin Rapids, WI.

The operations of SENA are ultimately wholly owned by Stora Enso Oyj of Finland. Stora Enso Oyj was formed as a combination of the former Enso Oyj of Finland and the former Stora Kopparbergs Bergslags AB of Sweden in December 1998 and, as a result of the merger, the latter became a subsidiary of Stora Enso Oyj (formerly Enso Oyj). Stora Enso Oyj and its subsidiaries are collectively referred to as the “Group”.

Stora Enso Oyj acquired the US operations of SENA from Consolidated Papers, Inc. (“CPI”) in August 2000. The US operations are contained in a subsidiary named Stora Enso North America Corp. The operations in Canada are contained in a subsidiary named Stora Enso Port Hawkesbury Limited, which was owned by Stora Enso Oyj through their Stora Kopparbergs Bergslags AB subsidiary until October of 2004. Since October of 2004, both Stora Enso Port Hawkesbury Limited and Stora Enso North America Corp. are wholly owned subsidiaries of Stora Enso North America Inc., which is a wholly owned subsidiary of Stora Enso Oyj.

Basis of Preparation

The accompanying combined financial statements of SENA have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) on a carve-out basis. Management believes the assumptions underlying the combined financial statements, including the allocation methodology described below, are reasonable. These combined financial statements include all assets, liabilities, equity, revenues and expenses of Stora Enso Port Hawkesbury Limited. and of Stora Enso North America Corp and its subsidiaries, excluding a 38.2% interest, as of December 31, 2006, in Thiele Kaolin Company, an investment accounted for using the equity method, and excluding amounts related to the Group’s import sales activity into North America for paper and timber products. Significant inter-company transactions and accounts have been eliminated.

The accompanying combined financial statements are prepared on a carve-out basis to present the operations of SENA as a stand alone entity. In accordance with Stora Enso Oyj policy, most costs are pushed down to subsidiaries on an arm’s length basis and therefore minimal additional allocation of corporate expenses has been considered necessary for these combined financial statements. The exceptions are stock based compensation and certain debt related hedges which are described below.

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

Reclassifications

Depreciation and amortization of $270, $305 and $288 has been reclassified to cost of sales and selling, general and administrative expenses for the years ended December 31, 2006, 2005 and 2004, respectively, as follows:

	Year Ended December 31,
	2006	2005	2004
(Dollars in millions)
Cost of sales	$265	$299	$281
Selling, general and administrative expenses	5	6	7

Additionally, certain amounts have been reclassified in the prior year balance sheet to conform with the current year’s presentation.

Use of Estimates

The preparation of combined financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the period. Actual results may differ from these estimates.

Foreign Currency Transactions

Transactions in foreign currencies are recorded using the rate of exchange prevailing at the transaction date. At the end of the month, foreign currency-denominated receivables and liabilities are translated using the month end exchange rate.

Foreign Currency Translation

The statements of operations of foreign entities, whose functional currencies are not US dollars, are translated into US dollars using the average exchange rates for the year, whereas the balance sheets are translated using the exchange rates at the reporting date. Exchange rate differences arising from the re-translation of the net investments in foreign entities are recorded directly in owner’s investment in Accumulated Other Comprehensive Income (Loss) (“AOCI”), as shown in the Combined Statements of Owner’s Investment and Comprehensive Income (Loss).

Derivative Financial Instruments & Hedging

Stora Enso Oyj’s treasury group (“Group Treasury”) works together with the operating units to determine the best hedging strategy for the respective units within the framework set out in the financial risk policy. The Group companies, including SENA, execute the hedging transactions with Group Treasury and the parent company executes the external deals. Within the hedging strategies on behalf of the subsidiaries, Stora Enso Oyj works on a zero margin basis, meaning that the pricing of the internal deals follows one to one with the pricing of the external deals and the gains and losses between the external and internal transactions offset each other. By channeling the external hedging transactions via Group Treasury, the Group can minimize transaction expenses, get the best possible pricing from financial markets, synchronize risk management and simplify follow-up of the counterparty credit risks.

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

Changes in the fair value of derivatives designated and qualifying as fair value hedges are recorded in the Combined Statements of Operations, along with any changes in the fair value of the hedged assets or liabilities attributable to the hedged risk. SENA has executed certain fair value hedges related to their external long-term fixed rate bond loans.

Changes in the fair value of derivatives designated and qualifying as cash flow hedges are recognized in owner’s investment within AOCI. The cumulative gain or loss of a derivative deferred in owner’s investment is transferred to the Combined Statements of Operations and classified as income or expense in the same period in which the hedged item affects the Combined Statements of Operations. When a hedging instrument expires, is sold, terminated or exercised, has its designation revoked or it no longer meets the criteria for hedge accounting under US GAAP, any cumulative gain or loss deferred in owner’s investment at that time remains in owner’s investment and is accounted for as an adjustment to income or expense when the committed or forecasted transaction is ultimately recognized in the Combined Statements of Operations. However, if the forecasted transaction is no longer expected to occur, the cumulative gain or loss reported in owner’s investment, from the period when the hedge was effective, shall be recognized in the Combined Statements of Operations immediately. SENA has executed certain cash flow hedges related to their currency and commodity exposure.

Certain derivative transactions, while providing effective economic hedges under the Group risk management policies, do not qualify for hedge accounting under the specific rules of US GAAP and therefore changes in the fair value of such non-qualifying hedge instruments are immediately recognized in the Combined Statements of Operations.

Revenue Recognition

Sales which comprise products, raw materials, energy and services, less discounts, are adjusted for exchange differences on sales in foreign currency. Sales are recognized after the Company has transferred the risks and rewards of ownership to the buyer and the Company retains neither a continuing right to dispose of the goods, nor effective control of those goods; usually, this means that sales are recorded upon delivery of goods to customers in accordance with agreed terms of delivery.

Shipping and Handling Costs

Handling costs are classified as a component of cost of sales. Amounts billed to a customer in a sales transaction related to shipping are classified as revenue.

Research and Development

Research and development costs are expensed as incurred in selling, general and administrative expenses in the Combined Statements of Operations. Such costs incurred in the development of new products or significant improvements to existing products amounted to $6 million in 2006, $6 million in 2005 and $5 million in 2004.

Advertising Costs

Advertising costs are expensed as incurred. Such costs amounted to $3 million in 2006, $5 million in 2005 and $3 million in 2004.

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

Computer Software Development Costs

Computer software development costs or acquisition costs of new software clearly associated with an identifiable and unique product, which will be controlled by the Company and has probable benefit exceeding its cost beyond one year, are recognized as an intangible asset and amortized over the software’s expected useful life. Website costs are expensed as incurred.

Environmental Remediation Costs

Environmental expenditures resulting from the remediation of an existing condition caused by past operations, and which do not contribute to current or future revenues, are expensed as incurred. Environmental liabilities are recorded, based on current interpretations of environmental laws and regulations, when it is probable that a present obligation has arisen and the amount of such liability can be reliably estimated. Amounts accrued do not include third-party recoveries.

Income Taxes

The operations of SENA in the US have been included in the consolidated federal income tax return of Stora Enso North America, Inc. The operations of SENA in Canada have been included in the federal income tax return of Stora Enso Port Hawkesbury, Limited. The provision (benefit) for income taxes in the Combined Statements of Operations is calculated on a separate return basis as if we had operated as a stand-alone entity in 2006, 2005 and 2004. We record the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in our Combined Balance Sheets, as well as operating loss and tax credit carryforwards. We follow very specific and detailed guidelines in each tax jurisdiction regarding the recoverability of any tax assets recorded on the Combined Balance Sheets and provide necessary valuation allowances, as required. We regularly review our deferred tax assets for recoverability based on historical taxable income, projected future taxable income, the expected timing of the reversals of existing temporary differences and tax planning strategies.

Goodwill

Goodwill resulting from the acquisition of CPI by Stora Enso Oyj has been recorded in the combined financial statements of SENA in accordance with push down accounting principles. Goodwill represents future economic benefits arising from assets that are not capable of being individually identified and separately recognized in an acquisition. Goodwill is computed as the excess of the cost of an acquisition over the fair value of the acquirer’s share of net assets of the acquired entity at the acquisition date and is allocated to those reporting units expected to benefit from the acquisition.

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), goodwill is required to be tested at least annually for impairment. SFAS 142 requires that goodwill be tested for impairment using a two-step process. The first step is to identify a potential impairment and the second step is to measure the amount of the impairment loss, if any. Goodwill is deemed to be impaired if the carrying amount of a reporting unit’s net assets exceeds its estimated fair value. Fair value is calculated using a present value of future cash flow valuation technique. The goodwill of the combined entity has been tested for impairment using the combined entity’s reporting units.

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

Intangible Assets

Intangible assets are stated at historical cost, or fair value if acquired, and are amortized on a straight-line basis over expected useful lives which usually vary from 3 to 10 years, though up to 20 years for trademarks and patents. Intangible items acquired are recognized as assets separately from goodwill if they meet the definition of an asset, are either separable or arise from contractual or other legal rights, and their fair value can be measured reliably.

Intangible assets recognized separately from goodwill in acquisitions consist of marketing and customer related or contract and technology based intangible assets. Typical marketing and customer related assets are trademarks, trade names, service marks, collective marks, certification marks, customer lists, order or production backlogs, customer contracts and the related customer relationships. The contract and technology based intangible assets are normally licensing and royalty agreements or patented technology and trade secrets such as confidential formulas, processes or recipes.

Property, Plant and Equipment

Property, plant and equipment acquired are stated at historical cost. Assets acquired through business combinations are stated at their fair values at the date of acquisition. Depreciation is computed on a straight-line basis, as adjusted for any impairment and disposal charges. Interest costs on borrowings to finance the construction of these assets are capitalized as part of the cost during the construction period.

Land is not depreciated as it is deemed to have an indefinite life, but otherwise depreciation is based on the following expected useful lives:

Asset Class	Depreciation Years
Buildings, industrial	10-50
Buildings, residential and office	20-50
Groundwood mills	15-20
Hydro-electric power	40
Paper mills, main machines	20
Pulp mills, main machines	20
Heavy machinery	10-20
Computers	3-5
Vehicles	5
Office equipment	3-5
Railway, harbors	20-25
Forest roads	10-35
Roads, fields, bridges	15-20

Ordinary maintenance and repair charges are expensed as incurred; however, the costs of significant renewals and improvements are capitalized and depreciated over the remaining useful lives of the related assets.

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

Impairment

Long-lived assets are reviewed for impairment when current events or circumstances indicate that the carrying value of the assets may not be recoverable. This review compares the assets’ net book value to the projected undiscounted future cash flows generated by their use. The impaired assets are recorded at their estimated fair value.

Inventories

Inventories are reported at the lower of cost or market with cost being determined by the first-in first-out (“FIFO”) method or, alternatively, weighted average cost where it approximates FIFO. The cost of finished goods and work in progress is comprised of raw material, direct labor, depreciation, other direct costs and related production overhead but excludes interest expense. Market is the estimated selling price in the ordinary course of business, less costs of completion and sale.

Trade Receivables

Trade receivables are reported at their anticipated realizable value, an estimate being made for doubtful receivables based on an objective review of all outstanding amounts at the end of the reporting period.

Cash and Cash Equivalents

Cash and cash equivalents are comprised of cash on hand, deposits held with banks, cash pool balances and other liquid investments with original maturity of less than three months. Bank and cash pool overdrafts are reported separately in other interest bearing liabilities under other current liabilities. The Group parent company, Stora Enso Oyj, is the master account holder of the cash pool. Account balances of sub-accounts, such as the Company’s accounts, are consolidated to the master account thereby creating an internal liability between the master account holder and the sub-accounts. Cash pool internal interest is allocated to the member accounts by the participating banks at the end of each quarter. The account balances of sub-accounts represent the Company’s liquid cash receivable from or payable to the parent company and amounted to $173 million of cash on deposit at December 31, 2006 and a $4 million overdraft at December 31, 2005.

Loans Receivable

Loans receivable are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are recorded at cost and are subject to regular and systematic review as to collectibility and available guarantees. If any loan receivable is estimated to be unrecoverable, a provision is made for the shortfall between the carrying amount and the present value of the expected cash flows. Interest income on loans receivable is included within other income.

Pension and Other Postretirement Benefits

The Company maintains various defined benefit pension and other postretirement plans in accordance with the local conditions and practices in the countries in which it operates. The plans are generally funded through payments to pension funds/trusts or by provisions, as determined by periodic actuarial calculations. Any trust deficits or benefit payments requiring additional contributions are funded through payments or provisions allocated over a period of years not exceeding the expected

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

remaining lives of the participating employees. The Company has met minimum funding requirements for the countries in which it operates.

Under SFAS No. 87, “Employers’ Accounting for Pensions” (SFAS 87”), as amended by SFAS No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS 158”), pension expense is based upon a specified methodology that includes a designated actuarial approach and reflects the concept of accrual accounting. Under SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions” (“SFAS 106”), expense for postretirement benefits other than pensions (including retiree healthcare, life insurance and disability benefits, as applicable) is based upon a specified methodology that includes a designated actuarial approach and reflects the concept of accrual accounting. Under US GAAP, defined benefit pension and other postretirement benefit expense is recorded on a full accrual basis and reflected in the Combined Statements of Operations over the working lives of the employees provided with such benefits. The economic and demographic assumptions used in calculating defined benefit pension and other postretirement benefit expense are required to be reviewed and updated periodically to the extent that local market economic conditions and demographics change.

SFAS 158

The Company adopted SFAS 158 as of December 31, 2006. This new standard requires the Company to recognize a net liability or asset to report the funded status of the defined benefit pension and other postretirement benefit plans. Recognizing the funded status of the defined benefit postretirement plans as a net liability or asset requires an offsetting adjustment, net of tax, to AOCI in owner’s investment. Actuarial gains or losses and prior service costs or credits are recorded as a component of AOCI. Amounts recorded in AOCI are adjusted as they are subsequently recognized as components of net periodic benefit cost pursuant to the provisions of SFAS 158.

Share-based Compensation

The Group has a number of cash settled stock based compensation plans described below and the related liabilities are recorded at Group level. The Group level liability has been allocated to SENA based on average outstanding options at period end held by SENA employees as a percentage of total options outstanding.

SFAS 123(R)

Prior to the January 1, 2006 adoption of SFAS No. 123 (R), “Share-Based Payment” (“SFAS 123R”), the Group, as allowed under SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), elected to apply the intrinsic value method of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations in accounting for its stock based plans.

Effective January 1, 2006, the Group adopted SFAS 123R using the modified prospective transition method which requires the use of the fair value method but does not require any retroactive adjustment of prior periods. The employee has the choice in all Group compensation plans to receive either cash or equity upon settlement, therefore all plans in the Group are accounted for using the liability method.

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

The Stora Enso Oyj synthetic option programs for 1999 through 2006 are settled with cash payments. The fair value of employee services received in exchange for options settled in cash is recognized at the fair value of the liability incurred and expensed ratably over the vesting period. The liability is re-measured at each balance sheet date to its fair value using estimates of the number of options that are expected to become exercisable and the latest fair valuations using the Black-Scholes model, with all changes recognized immediately in the Combined Statements of Operations.

The fair value of employee services received in exchange for stock awards settled in cash is recognized at the fair value of the liability incurred and expensed ratably over the vesting period. The liability is re-measured at each balance sheet date to its fair value using estimates of the number of stock awards that are expected to be issued and the latest fair valuations by using the Stora Enso Oyj R-share closing price, with all changes recognized immediately in the Combined Statements of Operations.

The liabilities recorded at Group level and amounts allocated to SENA are as follows:

	As of December 31,
	Group Level Liability	SENA Allocation
(Dollars in millions)
Stock based liability at December 31, 2006	$43	$6
Stock based liability at December 31, 2005	13	2
Stock based liability at December 31, 2004	7	1

Other Accounting Pronouncements

SFAS 157

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” (“SFAS 157”). SFAS 157 provides guidance related to the definition of fair value, establishes a common framework for measuring fair value under US GAAP and expands disclosures required about fair value measurements. SFAS 157 applies only where fair value is required or permitted under other pronouncements and does not propagate new fair value measurements by itself. The Company will adopt this standard beginning on January 1, 2008 and is currently evaluating the impact of the standard on its results of operations and financial position.

SFAS 159

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” including an amendment of SFAS 115 (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other assets and liabilities at fair value. The Company will adopt this standard on January 1, 2008 and is currently evaluating the impact of the standard on its results of operations and financial position.

FIN 48

In June 2006, the FASB issued FASB interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No.109” (“FIN 48”). FIN 48 was issued to clarify the uncertainty in income taxes recognized in the financial statements. This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognizing, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company will adopt this standard on January 1, 2007 and is currently evaluating the impact of the standard on its results of operations and financial position, but does not anticipate the impact of adoption to exceed $10 million.

Note 2—Restatement of Financial Statements:

Restatement—On November 2, 2007, the Company identified an error in the computation of the valuation allowance related to net deferred tax assets in Canada for the year ended December 31, 2005. This error resulted in an overstatement of the Company's deferred tax liabilities at December 31, 2006 and 2005 and an overstatement of the Company's 2005 net loss. Additionally, the Company identified a clerical error related to the disclosures in Note 4—Income Taxes. This error understated the disclosure of the deferred tax asset related to net operating loss carryforwards and overstated the disclosure of the deferred tax liability related to property, plant and equipment by $48 million as of December 31, 2006 and 2005.

On November 28, 2007, a lease which had been treated as an operating lease was determined to be a capital lease for purposes of these combined financial statements based on terms of a default covenant contained in the lease agreement pursuant to a 2002 amendment for a guaranty from Stora Enso Oyj, with respect to the Company's obligation under the lease. This change in treatment resulted in a reduction in rent expense, and increase in amortization expense (both are components of cost of sales), an increase in interest expense, an increase in property, plant and equipment and an increase in long term debt for each of the years ended December 31, 2006, 2005 and 2004.

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

The following table presents the impact of the restatement adjustments on the Company’s Combined Statements of Operations for the years ended December 31, 2006, 2005 and 2004, respectively:

	Year Ended December 31, 2006			Year Ended December 31, 2005			Year Ended December 31, 2004
	As Previously Reported	Effect of Restatement	Restated	As Previously Reported	Effect of Restatement	Restated	As Previously Reported	Effect of Restatement	Restated
(Dollars in millions)
Net Sales	$2,030	$—	$2,030	$2,204	$—	$2,204	$1,928	$—	$1,928
Costs and Expenses:
Cost of sales	1,989	—	1,989	2,133	—	2,133	1,981	—	1,981
Selling, general and administrative expenses	108	—	108	113	—	113	111	—	111
Goodwill impairment	—	—	—	162	—	162	520	—	520
Property, plant and equipment impairment	113	—	113	—	—	—	—	—	—
Interest expense	83	9	92	66	9	75	54	9	63
Other (income)	(1)	—	(1)	(4)	—	(4)	(6)	—	(6)

Loss before income taxes	(262)	(9)	(271)	(266)	(9)	(275)	(732)	(9)	(741)
Income tax provision (benefit)	(24)	(4)	(28)	49	(42)	7	(81)	(3)	(84)

Net loss	$(238)	$(5)	$(243)	$(315)	$33	$(282)	$(651)	$(6)	$(657)

The effect of the restatement on cost of sales was a reduction of rent expense of $7 million and an increase in amortization expense of $7 million for the three years ended December 31, 2006, 2005 and 2004.

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

The following table presents the impact of the restatement adjustments on the Company’s Combined Balance Sheets as of December 31, 2006 and 2005:

	December 31, 2006			December 31, 2005
	As Previously Reported	Effect of Restatement	Restated	As Previously Reported	Effect of Restatement	Restated
(Dollars in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$195	$—	$195	$82	$—	$82
Accounts receivable, net of allowance for doubtful accounts	129	—	129	113		113
Inventories	346	—	346	349		349
Deferred tax assets	32	—	32	31		31
Other current assets	28	—	28	29	—	29

Total current assets	730	—	730	604	—	604

Non-current assets:
Property, plant and equipment, net	2,387	92	2,479	2,694	98	2,792
Goodwill	280	—	280	280	—	280
Other intangible assets, net	11	—	11	13	—	13
Other non-current assets	21	—	21	267	—	267

Total non-current assets	2,699	92	2,791	3,254	98	3,352

Total assets	$3,429	$92	$3,521	$3,858	$98	$3,956

LIABILITIES AND OWNER’S INVESTMENT:
Current liabilities:
Current portion of long-term debt	$103	$—	$103	$—	$—	$—
Accounts payable	167	—	167	164	—	164
Accrued payroll and benefits	51	—	51	44	—	44
Postretirement benefit provisions	16	—	16	19	—	19
Other current liabilities	120	—	120	120	—	120

Total current liabilities	$457	$—	$457	$347	$—	$347

Non-current liabilities:
Long-term debt	1,314	132	1,446	1,412	130	1,542
Deferred tax liabilities	175	(56)	119	270	(53)	217
Postretirement benefit provisions	468	—	468	402	—	402
Other non-current liabilities	14	—	14	11	—	11

Total non-current liabilities	1,971	76	2,047	2,095	77	2,172

Commitments and contingencies	—	—	—	—	—	—

Owner’s investment:
Owner’s investment	1,202	14	1,216	1,438	19	1,457
Accumulated other comprehensive loss	(201)	2	(199)	(22)	2	(20)

Total owner’s investment	1,001	16	1,017	1,416	21	1,437

Total liabilities and owner’s investment	$3,429	$92	$3,521	$3,858	$98	$3,956

The cumulative effect of the restatement was a decrease of $14 million to owner's investment at January 1, 2005.

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

The following table presents the major subtotals for the Company’s Combined Statements of Cash Flows and the related impact of the restatement adjustments discussed above for the years ended December 31, 2006, 2005 and 2004, respectively:

	Year Ended December 31, 2006			Year Ended December 31, 2005			Year Ended December 31, 2004
	As Previously Reported	Effect of Restatement	Restated	As Previously Reported	Effect of Restatement	Restated	As Previously Reported	Effect of Restatement	Restated
(Dollars in millions)
Net cash provided by (used in):
Operating activities	$169	$—	$169	$175	$—	$175	$(43)	$—	$(43)
Investing activities	(60)	—	(60)	(82)	—	(82)	(188)	—	(188)
Financing activities	4	—	4	(39)	—	(39)	(304)	—	(304)
Effect of exchange rate changes on cash and cash equivalents	—	—	—	—	—	—	—	—	—

Net increase in cash and cash equivalents	113	—	113	54	—	54	(535)	—	(535)
Cash and cash equivalents at beginning of year	82	—	82	28	—	28	563	—	563

Net cash and cash equivalents at year end	$195	$—	$195	$82	$—	$82	$28	$—	$28

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

The following table presents the impact of the restatement adjustments on the Company’s Combined Statements of Owner's Investment and Comprehensive Income (Loss) for the years ended December 31, 2006, 2005 and 2004, respectively:

	Year Ended December 31, 2006			Year Ended December 31, 2005			Year Ended December 31, 2004
	As Previously Reported	Effect of Restatement	Restated	As Previously Reported	Effect of Restatement	Restated	As Previously Reported	Effect of Restatement	Restated
(Dollars in millions)
Balance at beginning of year	$1,416	$21	$1,437	$1,792	$(14)	$1,778	$1,748	$(8)	$1,740
Comprehensive income:
Net loss	(238)	(5)	(243)	(315)	33	(282)	(651)	(6)	(657)
Minimum pension liability adjustment (net of tax)	76	—	76	(82)	—	(82)	51	—	51
Foreign currency translation adjustment	5	—	5	22	2	24	42	—	42
Financial instruments (net of tax)	—	—	—	(2)	—	(2)	1	—	1

Total comprehensive loss	(157)	(5)	(162)	(377)	35	(342)	(557)	(6)	(563)
Equity investment from Stora Enso Oyj	—	—	—	—	—	—	600	—	600
Net Increase in investment from Stora Enso Oyj	2	—	2	1	—	1	1	—	1
Effect of adoption of SFAS 158 (net of tax)	(260)	—	(260)	—	—	—	—	—	—

Balance at end of year	$1,001	$16	$1,017	$1,416	$21	$1,437	$1,792	$(14)	$1,778

Additionally, all footnotes to the combined financial statements affected by the restatements have been labeled as restated.

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

Note 3—Segment Information

SENA’s six reportable segments are as follows: coated publication paper, uncoated publication paper, newsprint, fine paper, specialty paper and other. These segments are consistent with the internal structure used to manage these businesses.

Reportable Segment Accounting Policies (Restated)

The accounting policies applicable to these reportable segments are the same as those described in the Summary of Significant Accounting Policies with the following exceptions:

•

The amortization of unrecognized actuarial gains and losses relating to postretirement benefits is recorded directly to owner’s investment in the internal management reports, whereas, for external purposes, the amounts are amortized to income or expense over the average remaining working life of the plan participants.

•

Plant, property and equipment impairment testing for management purposes uses discounted cash flows whereas, for external purposes, undiscounted cash flows are used to determine if impairment has occurred. The resulting differences in book values mean that there are also differences in depreciation charges.

•

Restructuring provisions are recorded in full in the management reports once a plan has been announced which results in timing differences between expense recognition under internal and external reporting. The main difference relates to severance payments which are recognized for internal purposes once a plan has been announced whereas, for external purposes, severance payments are recognized ratably over the remaining service period of the employees.

Inter-segment sales and transfers are recorded at current market prices. Management evaluates the performance of the segments based primarily on earnings before interest and income taxes (“EBIT” or “operating profit”), excluding non-recurring items. The most common non-recurring items are impairments, restructuring provisions and changes in accounting standards.

Coated Publication Paper

SENA’s coated publication paper business is a leading manufacturer in North America specializing in lightweight coated (“LWC”), ultra-lightweight coated (“ULWC”) and rotogravure products with total production capacity of approximately 810,000 tonnes. The business operates three integrated manufacturing facilities in Wisconsin, located in Biron, Niagara and Whiting. The business serves the North American publishing and printing industry, with a primary focus on mail-order catalog, magazine and retailer end uses. SENA coated publication paper distributes product through both direct and merchant sales channels. Direct sales are targeted at strategic and key clients with potential paper purchases of $3 million or more.

Uncoated Publication Paper

SENA’s uncoated publication paper business is the leading manufacturer in North America of supercalendered papers (SC-A and SC-A(+)). The business operates two paper mills in Port Hawkesbury, Nova Scotia and Duluth, Minnesota with total production capacity of approximately 615,000 tonnes. The business serves the North American publishing and printing industry, selling into

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

major end-uses such as inserts/fliers, magazines and catalogs. SENA uncoated publication paper distributes product through both direct and merchant sales channels. Products are sold primarily in the US and Canada, with some exported to Mexico and Brazil from the Port Hawkesbury mill.

Newsprint

SENA’s newsprint business is a niche supplier of newsprint paper. The business operates one paper machine located in Port Hawkesbury, Nova Scotia with total production capacity of approximately 195,000 tonnes. The business serves the North American publishing and printing industry, selling into major end-uses such as newspapers and inserts/fliers for retail customers. SENA newsprint is distributed through both direct and merchant sales channels. Products are sold primarily in the US and Canada, with some exported to Iceland and Mexico.

Fine Paper

SENA’s fine paper business is a top three supplier of coated woodfree paper in North America with total capacity of approximately 980,000 tonnes in two Wisconsin mills, located in Wisconsin Rapids and Kimberly. The business serves the North American publication and printing industry, selling into major end-uses including commercial printing, direct mail, magazines, catalogs and retail. SENA fine paper distributes product through both direct and merchant sales channels. By accessing the market through both channels, the Company is able to access a large group of end use customers through merchant distribution while also providing mill direct service to large publishers, catalogers, printers and retailers. Fine paper sales are often bundled with SENA’s coated or uncoated publication papers.

Specialty Paper

SENA operates a leading specialty paper business in North America with total capacity of 270,000 tonnes in two Wisconsin mills, located in Stevens Point and Kimberly. The Company has realigned the specialty paper business and rationalized the asset platform to service two primary product lines as follows:

•

The technical papers product line includes face papers, thermal transfer, direct thermal base papers, and release liners for use in self-adhesive labels. Products are sold primarily to coaters and laminators, who in turn supply converted product to customers such as label printers, small roll converters, and label/ticket/stamp manufacturers.

•

The packaging papers product line includes papers designed to protect, transport and identify a wide range of products. Flexible packaging papers are often used as part of a multi-layer package construction, in combination with film, foil, extruded coatings, board and other materials. Flexpack papers are used in pouch, lidding, bag, tobacco packaging, and spiral can applications.

Other

Other operations are comprised of a Consolidated Water Power Company, a public utility, the Hotel Mead, a hotel and conference center, and the Company’s corporate support functions.

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

Reportable Segment Data

SENA does not allocate total assets internally in assessing operating performance. Net sales, operating loss, accounting policy differences, depreciation, amortization and impairment, goodwill, and net sales by geographic area as determined by SENA for its reportable segments, are shown in the following tables.

Net Sales

	Year Ended December 31,
	2006	2005	2004
(Dollars in millions)
Coated publication paper	$635	$634	$563
Uncoated publication paper	283	462	412
Newsprint	6	85	80
Fine paper	846	747	632
Specialty paper	269	268	246
Other	22	36	21
Eliminations	(31)	(28)	(26)

Net sales	$2,030	$2,204	$1,928

Other includes sales from Hotel Mead, Consolidated Water Power Company sales to customers other than the Company, and sales of saw logs from the Company’s wood procurement function. Eliminations are for internal sales of Duluth recycled pulp within the Company.

Net sales to one customer within the coated publication paper, uncoated publication paper, newsprint, fine paper, and specialty paper segments represent approximately $231 million or approximately 10.6% of the Company’s combined net sales for 2006.

Internal Management Reporting Loss vs. External Reporting Loss

	Year Ended December 31,
	2006 (Restated)	2005 (Restated)	2004 (Restated)
(Dollars in millions)
Coated publication paper	$34	$15	$36
Uncoated publication paper	(46)	35	(3)
Newsprint	(31)	(117)	(16)
Fine paper	37	(16)	(91)
Specialty paper	(2)	(155)	4
Other	5	(25)	(23)

Operating loss—internal management reporting	(3)	(263)	(93)
Interest expense	(92)	(75)	(63)
Income from affiliated companies	—	—	1
Share based compensation	(4)	(1)	—
Internal versus external accounting policies (see below)	(172)	64	(586)

Loss before income taxes—external reporting	$(271)	$(275)	$(741)

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

Accounting Policy Differences

	Year Ended December 31,
	2006 (Restated)	2005 (Restated)	2004 (Restated)
(Dollars in millions)
Impairment of goodwill—external reporting, gross fits	$—	$(162)	$(520)
Reversal of goodwill impairment—internal reporting, gross	—	10	—
Reversal of goodwill amortization—internal reporting, gross	—	—	36
Impairment of property, plant, and equipment—external reporting gross	(113)	—	—
Reversal of property, plant, and equipment impairment—internal reporting, gross	—	222	—
Depreciation expense related to impairment reversal—internal reporting, gross	(29)	(5)	(6)
Restructuring costs, net	(2)	(10)	(5)
Postretirement benefits, net	(28)	9	(91)

Total accounting policy differences	$(172)	$64	$(586)

Depreciation, Amortization and Impairment

	Year Ended December 31,
	2006 (Restated)	2005 (Restated)	2004 (Restated)
(Dollars in millions)
Coated publication paper	$62	$86	$164
Uncoated publication paper	53	51	56
Newsprint	126	8	8
Fine paper	103	106	531
Specialty paper	31	207	37
Other	8	9	12

Total depreciation, amortization and impairment	$383	$467	$808

Goodwill

The following table presents changes in the goodwill balances as allocated to each reportable segment for the years ended December 31, 2006 and 2005:

	Coated Publication Paper	Uncoated Publication Paper	Newsprint	Fine Paper	Specialty Paper	Total
(Dollars in millions)
As of January 1, 2005	$—	$—	$—	$280	$162	$442
Impairment losses	—	—	—	—	(162)	(162)

As of December 31, 2005	$—	$—	$—	$280	$—	$280

As of December 31, 2006	$—	$—	$—	$280	$—	$280

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

Information by Geographic Area—Net Sales

	Year Ended December 31,
	2006	2005	2004
(Dollars in millions)
US—paper sales	$1,823	$1,941	$1,772
Canada—paper sales	118	139	118
Americas, other than the US and Canada—paper sales	18	29	20
Other—all other sales	71	95	18

Net sales	$2,030	$2,204	$1,928

Note 4—Income Taxes

Income Tax Provision

The components of income (loss) before income taxes and the significant components of the income tax provision (benefit) are as follows:

	Year Ended December 31,
	2006 (Restated)	2005 (Restated)	2004 (Restated)
(Dollars in millions)
Loss before income taxes:
US	$(68)	$(167)	$(720)
Non-US	(203)	(108)	(21)

Loss before income taxes	$(271)	$(275)	$(741)

Current tax provision:
US-Federal	$2	$1	$—
US-State	1	1	1
Non-US	—	51	7

Total current tax provision	$3	$53	$8

Deferred tax provision (benefit):
US-Federal	$(28)	$(42)	$(82)
US-State	(4)	(3)	(10)
Non-US	1	(1)	—

Total deferred tax benefit	$(31)	$(46)	$(92)

Income tax provision (benefit)	$(28)	$7	$(84)

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

Effective Tax Rate

The federal statutory income tax rate is reconciled to the Company’s effective tax rate for the years ended December 31, 2006, 2005 and 2004 as follows:

	Year Ended December 31,
	2006 (Restated)	2005 (Restated)	2004 (Restated)
Federal income tax statutory rate	35.0%	35.0%	35.0%
State income provision	1.1	1.0	1.2
Non-deductible book goodwill	0.4	(24.3)	(24.4)
Non-deductible business expenses	(0.4)	(0.1)	—
Valuation allowance	(21.3)	(11.7)	(1.6)
Change in enacted tax rates	(5.4)	—	—
Taxes on foreign income which differ from the US statutory rate	2.3	2.6	0.1
Other items	(1.4)	(5.0)	1.1

Effective tax rate	10.3%	(2.5)%	11.4%

Deferred Income Taxes

The deferred income tax accounts reflect the impact of temporary differences between the basis of assets and liabilities for financial reporting purposes and their related basis as measured by income tax regulations. A summary of the deferred income tax accounts at December 31 is as follows:

	As of December 31,
	2006 (Restated)	2005 (Restated)
(Dollars in millions)
Deferred tax assets:
Inventories	$6	$5
Postretirement benefits	176	62
Deferred employee benefits	13	11
Tax credits	36	32
Net operating loss carryforwards	272	267
Deferred revenue	24	44
Employee-related benefits and allowances	10	9
Other reserves and allowances	6	7

Total deferred tax assets	543	437
Less valuation allowance	(212)	(125)

Net deferred tax assets	$331	$312

Deferred tax (liabilities):
Property, plant and equipment	$(415)	$(497)
Intangible assets	(1)	(1)
Other	(2)	—

Total deferred tax (liabilities)	$(418)	$(498)

Current deferred tax assets	$32	$31
Non-current deferred tax liabilities	(119)	(217)

Net deferred tax liabilities	$(87)	$(186)

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

Carryforwards

As of December 31, 2006, the Company had the following US tax carryforwards which expire at various times during the years indicated:

	Amount	Expiration
(Dollars in millions)
Federal net operating loss	$599	2021 - 2024
State net operating loss	858	2009 - 2019
Federal credits	9	None
State credits	27	Through 2023

As of December 31, 2006, the Company had foreign net operating loss carryforwards of $118 that expire during the years 2010 and 2013.

Note 5—Inventories

Inventories at December 31, 2006 and 2005 are comprised of:

	As of December 31,
	2006	2005
(Dollars in millions)
Materials, supplies and work in progress	$75	$73
Finished goods	189	195
Spare parts and consumables	89	88
Obsolescence provision—spare parts	(3)	(3)
Obsolescence provision—finished goods	(4)	(4)

Total	$346	$349

Note 6—Property, Plant and Equipment

Property, plant and equipment at December 31, 2006 and 2005 are comprised of:

	As of December 31,
	2006 (Restated)	2005 (Restated)
(Dollars in millions)
Plant and equipment	$3,959	$4,007
Buildings and structures	317	313
Land	24	24
Other tangible assets	16	4
Assets in progress	40	56

Gross cost	4,356	4,404
Less: accumulated depreciation and capital lease amortization	(1,877)	(1,612)

Property, plant and equipment, net	$2,479	$2,792

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

Depreciation expense related to property, plant and equipment was $259 million, $293 million and $278 million in 2006, 2005 and 2004, respectively. Depreciation expense includes losses on the sale of property, plant and equipment of $3 million, $13 million and $17 million in 2006, 2005 and 2004, respectively. Capital lease amortization expense was $7 million for 2006, 2005 and 2007 respectively. See Note 18 for information related to the capital lease. Because of deteriorating market conditions and increasing costs, the fixed assets of the Newsprint segment were tested for impairment in 2006, which resulted in an impairment charge of $113 million.

Note 7—Goodwill and Other Intangible Assets

Goodwill and other intangible assets at December 31, 2006 and 2005, are comprised of:

	As of December 31,
	2006	2005
(Dollars in millions)
Goodwill	$280	$280

Other intangible assets:
Gross cost	$43	$44
Less: accumulated amortization	(32)	(31)

Other intangible assets, net	$11	$13

Goodwill of $2,128 million was recognized upon the acquisition of Consolidated Papers, Inc. by Stora Enso Oyj in August of 2000. Goodwill amortization in the amount of $144 million was recognized prior to the adoption of SFAS No. 142, “Goodwill and Other Intangible Assets,” (“SFAS 142”) and since then has been tested for impairment on an annual basis. A total of $1,704 million of impairment losses have been recorded of which $1,022 million was recorded prior to 2004, $520 million was recorded in 2004 and $162 million was recorded in 2005 due to deterioration in market conditions and increased costs associated with the business.

The other intangible assets consist of computer software both internally developed and purchased, along with certain patents, trademarks and franchises. As of December 31, 2006, computer software had a net book value of $3 million while patents, trademarks and franchises had a net book value of $8 million. As of December 31, 2005, computer software had a net book value of $5 million while patents, trademarks and franchises had a net book value of $9 million. Amortization expense related to other intangible assets was $4 million, $5 million and $3 million in 2006, 2005 and 2004, respectively. Future amortization related to the net book value of other intangible assets is estimated to be $2 million in 2007, $2 million in 2008, $1 million in 2009, $1 million in 2010, $1 million in 2011 and $4 million in 2012 and beyond.

Note 8—Other Non-current Assets

	As of December 31,
	2006	2005
(Dollars in millions)
Pension asset (Note 11)	$17	$257
Other	4	10

Total	$21	$267

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

Note 9—Debt

Borrowings have various maturities, the latest being in 2023, and have either fixed or floating interest rates ranging from 5.61% to 7.30% in 2006, and 4.72% to 7.30% in 2005. The Company’s loans are denominated in US dollars.

Debt as of December 31 of Each Year

	Repayable within 12 Months		Repayable after 12 Months
	2006	2005	2006 (Restated)	2005 (Restated)
(Dollars in millions)
Bond loans	$104	$—	$255	$358
Bond loan discounts	(1)	—	(10)	(13)
Loans from Stora Enso Group companies (related parties)	—	—	1,069	1,067
Capital lease obligation	—	—	132	130

Total debt	$103	$—	$1,446	$1,542

Loans from Stora Enso Group companies (related parties) include $1,060 million of LIBOR based floating rate debt from Stora Enso S.à.r.L, a subsidiary of Stora Enso Oyj. While the debt matures on August 13, 2007, Stora Enso S.à.r.L has committed to extend or amend the $1,060 million debt to mature on August 13, 2008 or beyond. Interest rates on this debt were 5.975% and 4.81% at December 31, 2006 and 2005, respectively. The capital lease liabilities relate to a lease of paper machine 35, situated in the Stevens Point mill. See Note 18 for information related to the capital lease.

Maturity Schedule of Debt at December 31, 2006

	2007	2008	2009	2010	2011	2012+ (Restated)	Total (Restated)
(Dollars in millions)
Bond loans	$104	$—	$79	$—	$—	$176	$359
Bond loan discounts	(1)	(1)	(1)	(1)	(1)	(6)	(11)
Loans from Stora Enso Group companies (related parties)	—	1,060	—	—	—	9	1,069
Capital lease liabilities	—	—	—	—	—	132	132

Total debt	$103	$1,059	$78	$(1)	$(1)	$311	1,549

Current liabilities: repayable within the next 12 months							103

Non-current liabilities: repayable after 12 months							$1,446

The fair value of non-current liabilities, exclusive of the current portion, has a value of $1,494 million at December 31, 2006 and $1,615 million at December 31, 2005 versus a carrying value of $1,446 million at December 31, 2006 and $1,542 at December 31, 2005. Due to the short-term nature of the current debt and the current portion of the long-term debt, the carrying amounts are considered to be reasonable approximations of the fair values.

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

Bond Loans in Long- term Debt

Bond loans are unsecured and are guaranteed by Stora Enso Oyj.

Issue / Maturity Dates	Description of Bond	Fixed Interest Rate %	Nominal Value Issued 2006	Carrying Value as of December 31,
				2006	2005
(Dollars in millions)
1997-2007	Senior Notes Series B 2007	6.82%	$102	$103	$103
1997-2009	Senior Notes Series C 2009	6.90%	48	48	48
1997-2012	Senior Notes Series D 2012	7.00%	23	23	22
1997-2017	Senior Notes Series E 2017	7.14%	23	22	22
1998-2009	Senior Notes Series F 2009	6.93%	30	30	29
1998-2018	Senior Notes Series G 2018	7.24%	65	62	61
1998-2023	Senior Notes Series H 2023	7.30%	65	60	60

Total bond loans				$348	$345

Note 10—Financial Instruments

Fair Values of Financial Instruments

Derivative financial instruments are recorded on the Combined Balance Sheets at their fair values, defined as the amount at which the instrument could be exchanged between willing parties in a current transaction, other than in a liquidation or forced sale. The counterparty in all derivative transactions is Stora Enso Oyj. The fair values of such financial items are estimated on the following basis:

•	Currency option contract values are calculated using year-end market rates together with common option pricing models, the fair values being implicit in the resulting carrying amounts.

•	The carrying amounts of foreign exchange forward contracts are calculated using year-end market rates and thus they approximate fair values.

•	The fair values of interest rate swaps are calculated using a discounted cash flow analysis.

•	Commodity contract fair values are computed with reference to quoted market prices on future exchanges and thus the carrying amounts approximate fair values.

Fair value gains and losses on financial instruments are deferred, net of tax in AOCI, if they fulfill the cash flow hedge accounting criteria. The remaining fair value movements are reported in the Combined Statements of Operations as other (income) expense as shown below. The Company had no outstanding embedded derivatives at December 31, 2006, 2005 or 2004.

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

Fair Value Hedge Gains and Losses

	As of December 31,
	2006	2005	2004
(Dollars in millions)
Net (gain)/loss on qualifying hedges	$(2)	$(8)	$(8)
Fair value changes (gain)/loss in hedged items	2	8	8

Net (gain)/loss	—	—	—
Net (gain)/loss on non-qualifying hedges	(1)	(1)	(1)

Net fair value (gain)/loss	$(1)	$(1)	$(1)

Certain derivatives are designated as cash flow hedges and measured at fair value with the fair value movements recorded in the separate owner’s investment category of AOCI. As of December 31, 2006, the Company did not have any open cash flow hedging derivatives. As of December 31, 2005, the hedging reserve was less than $1 million. The gain on derivative financial instruments designated as cash flow hedges that was realized from AOCI through the Combined Statements of Operations amounted to $1 million in 2006, $3 million in 2005 and $3 million in 2004.

Fair Values of Derivative Financial Instruments

	As of December 31,
	2006			_2005_
	Positive Fair Values	Negative Fair Values	Net Fair Values	Net Fair Values
(Dollars in millions)
Interest rate swaps	$3	$(1)	$2	$5
Forward contracts	—	—	—	1
Currency options	—	—	—	—
Commodity contracts	—	—	—	—

Total	$3	$(1)	$2	$6

Positive and negative fair values of financial instruments are shown under other current and non-current assets and current and long-term debt.

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

Notional Values of Derivative Financial Instruments

	As of December 31,
	2006	2005
(Dollars in millions)
Interest rate derivatives:
Interest rate swaps:
Maturity under 1 year	$102	$—
Maturity 2-5 years	79	181
Maturity 6-10 years	52	52

Total interest rate derivatives	$233	$233

Foreign exchange derivatives:
Forward contracts	$—	$18
Currency options	—	60

Total foreign exchange derivatives	$—	$78

Commodity derivatives: Total	$—	$4

Note 11—Pension and Other Postretirement Benefits

The Company adopted SFAS 158 as of December 31, 2006. Prior to the adoption of SFAS 158, US GAAP required recognition of an additional minimum pension liability when the accumulated benefit obligation exceeded the fair value of the plan assets and this amount was greater than the liability recognized on the Combined Balance Sheets. An intangible asset was recognized up to the amount of unrecognized prior service cost with the excess recognized in OCI. During 2006, the additional minimum liability, net of intangible asset, decreased from $139 million to $16 million at December 31, 2006, with the change of $123 million being credited to OCI. Following the adoption of SFAS 158, the recognition of an additional minimum liability net of intangible asset is no longer required; therefore, $16 million has been reversed. The Company uses a December 31 measurement date for all of its plans.

This new standard has been applied prospectively; therefore, the amounts recognized and disclosed for 2005 have not been restated to comply with SFAS 158.

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

The following table sets forth the incremental effect of applying SFAS 158 on individual line items in the year-end Combined Balance Sheets as of December 31, 2006.

	Before Application of SFAS 158 (Restated)	Adjustments	After Application of SFAS 158 (Restated)
(Dollars in millions)
Pension and other postretirement benefit asset	$234	$(217)	$17
Total assets	3,738	(217)	3,521
Liability for pension and other postretirement benefits—current	(11)	(5)	(16)
Liability for pension and other postretirement benefits—non-current	(313)	(155)	(468)
Deferred tax liability (Restated)	(236)	117	(119)
Total liabilities (Restated)	(2,461)	(43)	(2,504)
Accumulated other comprehensive income, net of taxes (Restated)	(61)	260	199
Total owner’s investment (Restated)	(1,277)	260	(1,017)

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

The following table sets forth the changes in the benefit obligation and fair value of plan assets during the year and the funded status of the Company’s defined benefit pension and other postretirement benefit plans showing the amounts recognized in the Company’s Combined Balance Sheets in accordance with US GAAP as of December 31, 2006 and 2005.

	As of December 31,
	2006				2005
	Pension		Other benefits		Pension		Other benefits
	US	Canada	US	Canada	US	Canada	US	Canada
(Dollars in millions)
Change in Benefit Obligation:
Benefit obligation at beginning of year	$820	$258	$405	$23	$779	$222	$427	$19
Service cost	17	2	9	—	16	3	9	—
Interest cost	46	14	23	1	44	13	22	1
Plan participants’ contributions	—	1	2	—	—	2	2	—
Amendments	(1)	10	(10)	—	—	—	(29)	—
Actuarial loss (gain)	(6)	5	13	6	26	21	3	4
Benefits paid	(45)	(13)	(27)	(2)	(45)	(12)	(29)	(2)
Curtailments	—	14	—	—	—	—	—	—
Currency effect	—	—	—	—	—	9	—	1

Benefit obligation at the end of year	$831	$291	$415	$28	$820	$258	$405	$23

Change in Plan Assets:
Fair value of plan assets at beginning of year	$759	$242	$34	$—	$731	$209	$48	$—
Actual return on plan assets	99	28	2	—	71	23	1	—
Company contribution	1	4	12	2	1	11	12	2
Plan participants’ contributions	—	1	3	—	—	2	2	—
Benefits paid	(45)	(13)	(28)	(2)	(44)	(12)	(29)	(2)
Currency effect	—	—	—	—	—	9	—	—

Fair value of plan assets at the end of year	$814	$262	$23	$—	$759	$242	$34	$—

Funded status at the end of year	$(17)	$(29)	$(393)	$(28)	$(62)	$(16)	$(370)	$(23)
Unrecognized prior service cost	(1)	19	(120)	—	(1)	11	(128)	—
Unrecognized actuarial loss	207	39	237	12	267	46	241	9

(Accrued)/Prepaid benefit cost	189	29	(276)	(16)	204	41	(257)	(14)
Additional minimum liability	—	(16)	—	—	(138)	—	—	—

Net amount recognized before adoption of FAS 158	$189	$13	$(276)	$(16)	$66	$41	$(257)	$(14)

Adoption of FAS 158	(206)	(42)	(116)	(12)

Net amount recognized after adoption of FAS 158	$(17)	$(29)	$(392)	$(28)

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

The following table presents the amount in AOCI that has not been recognized as components of net periodic pension cost as of December 31, 2006, subsequent to the adoption of SFAS 158:

	As of December 31, 2006
	Pensions		Other Benefits
	US	Canada	US	Canada
(Dollars in millions)
Unrecognized prior service cost (credit)	$(1)	$19	$(120)	$—
Unrecognized actuarial loss	207	39	237	12
Deferred taxes	(78)	—	(45)	—

Total accumulated other comprehensive income, net of taxes	$128	$58	$72	$12

The estimated net actuarial loss and prior service (credit) for the defined benefit pension plans of the US that will be amortized from AOCI into net periodic benefit cost over the next fiscal year are $11 million and less than $1 million, respectively. The estimated net actuarial loss and prior service cost for the Canadian defined benefit pension plans that will be amortized from AOCI into net periodic benefit cost over the next fiscal year are $1 million and $2 million, respectively. The estimated net actuarial loss and prior service (credit) for other postretirement benefit plans that will be amortized from AOCI into net periodic benefit cost over the next fiscal year are $16 million and ($18) million, respectively.

The following table sets forth assets and liabilities recognized in the Combined Balance Sheets as of December 31, 2006, subsequent to the adoption of SFAS 158:

	As of December 31, 2006
	Pensions		Other Benefits
	US	Canada	US	Canada
(Dollars in millions)
Non-current assets	$16	$1	$—	$—
Current liabilities	(1)	—	(12)	(2)
Non-current liabilities	(33)	(29)	(380)	(26)

	$(18)	$(28)	$(392)	$(28)

Total accumulated benefit obligation (“ABO”) in 2006 was $761 million for all plans in the US and $277 million for all plans in Canada.

The following table sets forth assets and liabilities recognized in the Combined Balance Sheets as of December 31, 2005:

	As of December 31, 2005
	Pensions		Other Benefits
	US	Canada	US	Canada
(Dollars in millions)
Accrued benefit liability	$(12)	$—	$(257)	$(14)
Additional minimum liability	(141)	(1)	—	—
Intangible asset	2	1	—	—
Prepaid benefit cost	216	41	—	—
Accumulated other comprehensive income	139	—	—	—

	$204	$41	$(257)	$(14)

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

For plans where accumulated benefit obligation (“ABO”) exceed the fair value of plan assets under US GAAP, the ABO, the pension benefit obligation (“PBO”) and fair value of plan assets as of December 31, 2006 and 2005 were as follows:

	Pension and Other Postretirement Benefits as of December 31,
	2006		2005
	US	Canada	US	Canada
(Dollars in millions)
ABO	$11	$180	$425	$6
PBO	11	191	464	6
Fair value of assets	—	161	407	—

For plans where the PBO exceeds the fair value of plan assets under US GAAP, the ABO, the PBO and fair value of plan assets as of December 31, 2006 and 2005 were as follows:

	Pension and Other Postretirement Benefits as of December 31,
	2006		2005
	US	Canada	US	Canada
(Dollars in millions)
ABO	$436	$180	$746	$219
PBO	473	191	820	234
Fair value of assets	439	161	759	216

Net periodic benefit cost of defined benefit pension benefits recognized in accordance with US GAAP for the years ended December 31, 2006, 2005 and 2004 included the following components:

	Pension Benefits for the year ended December 31,
	2006		2005		2004
	US	Canada	US	Canada	US	Canada
(Dollars in millions)
Service cost	$17	$2	$16	$3	$16	$2
Interest cost	46	14	44	13	44	12
Expected return on plan assets	(60)	(17)	(58)	(16)	(56)	(13)
Recognized net actuarial (gains) losses	14	2	14	1	16	1
Amortization of prior service cost (credit)	—	1	—	1	—	1

Subtotal	17	2	16	2	20	3
Curtailment	—	14	—	—	—	—

Net periodic benefit cost	$17	$16	$16	$2	$20	$3

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

Net periodic benefit cost of other postretirement benefits recognized in accordance with US GAAP for the years ended December 31, 2006, 2005 and 2004 included the following components:

	Other Postretirement Benefits for the Year Ended December 31,
	2006		2005		2004
	US	Canada	US	Canada	US	Canada
(Dollars in millions)
Service cost	$9	$—	$9	$—	$10	$—
Interest cost	23	1	22	1	29	1
Expected return on plan assets	(1)	—	(2)	—	(3)	—
Recognized net actuarial (gains) losses	16	3	12	1	14	1
Amortization of past service cost (credit)	(17)	1	(14)	—	(4)	—

Net periodic benefit cost	$30	$5	$27	$2	$46	$2

Canada

As of December 31, 2006 and 2005, the Company’s Canadian defined benefit pension plans have total defined benefit obligations of $291 million and $258 million, respectively and combined assets of $262 million and $242 million, respectively, representing net unfunded liabilities of $29 million and $16 million, respectively. In Canada, pension benefits are provided through employer and employee funded defined benefit plans. Independent actuaries determine the employer contributions necessary to meet future obligations of the plans, whereas employee contributions are a fixed percentage of pensionable earnings. Funds are invested in a mix of fixed income and equity investments and are held by an independent trustee. The retirement benefits are a function of years worked and the best five years average salary during an employee’s pensionable service.

The investment policy sets the long-term return target for the funds at a real return of 4 percent and defines the long-term strategic allocation targets for equities at 20% to 60%, bonds, 10% to 60% and liquid investments, 0% to 25%. The chosen investment managers are at liberty to adjust the asset mix for their portion of the funds in accordance with the minimum and maximum levels for each asset class.

As of December 31, 2006 and 2005, the Company’s Canadian other postretirement benefit plans have total defined benefit obligations of $28 million and $23 million, respectively. These other postretirement benefit obligations are unfunded, are not required to be funded, and generally provide healthcare, life insurance and disability benefits to certain retirees.

United States

As of December 31, 2006 and 2005, the Company’s US defined benefit pension plans have total defined benefit obligations of $831 million and $820 million, respectively and combined assets of $814 million and $759 million, respectively, representing net unfunded liabilities of $18 million and $62 million, respectively. Of these unfunded liabilities, $11 million and $12 million, respectively, represents defined benefit obligations of a non-qualified defined benefit pension plan which is not required to be funded.

In the US, retirement benefits are provided through employer funded defined benefit plans and through employer and employee funded defined contribution plans, also known as 401(k) plans. For

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

the defined benefit plans, independent actuaries determine the employer contributions necessary to meet the future obligations of the plans and the funds are invested in a diversified mix of fixed income, equity and alternative investments held by independent trustees. The retirement benefits are a function of either years worked multiplied by a flat monetary benefit, or of years worked multiplied by the best five years average salary out of the last ten years, during an employee’s pensionable service. For the defined contribution plans, employees may elect to contribute a percentage of their salary on a pre-tax basis, subject to regulatory limitations, into an account with an independent trustee which can then be invested in a variety of investment options at the employee’s discretion. The employer may also contribute to the employee’s account depending upon the requirements of the plan.

As of December 31, 2006 and 2005, the Company’s US other postretirement benefit plans have total defined benefit obligations of $415 million and $405 million, respectively and combined assets of $23 million and $34 million, respectively, representing net unfunded liabilities of $393 million and $370 million, respectively. These other postretirement benefit obligations generally provide healthcare, and in certain cases life insurance, to certain retirees.

Healthcare benefits are provided to certain retirees through employer and employee funded post-employment plans, though these plans are not required to be pre-funded. Although these are largely pay-as-you-go plans, independent actuaries determine the expense to be charged in the Combined Statements of Operations to meet the plan obligations. When pre-funding does occur, funds are invested in a diversified mix of investments held by an independent trustee. Eligibility for benefits is generally a function of the number of years worked and attained age at retirement.

For US plans, the Company has been implementing a policy whereby Company contributions toward the annual healthcare premium equivalent for retirees are limited to a specific monetary value or percentage, in which instance the remainder of the premium equivalent is the responsibility of the retiree. Prior to 2003, a retiree would generally pay either a stated amount of premium, that did not change as time went on, or pay a stated percentage of the premium. The Company was then obliged to absorb almost all inflationary increases in US healthcare costs.

At the beginning of 2003, a limit was placed on the amount the Company would contribute toward retiree healthcare premium equivalents for future non-union retirees, the basic effect being that the Company would no longer be 100% responsible for all future increases in healthcare costs for this group of future retirees. In 2004, limits were placed on the amount the Company would contribute toward retiree healthcare premium equivalents for a large portion of the participants who were already retired and in addition, Company contribution limits were negotiated with Niagara Mill union future retirees. In 2005, Company contribution limits were negotiated for Kimberly Mill union future retirees and in addition no Company contributions would be available for any new hires in the Kimberly Mill union or any US non-union new hires. In 2006, negotiations with Central Wisconsin OPEIU members resulted in Company contribution limits toward pre-65 retiree healthcare premium equivalents for future retirees, no Company contribution toward post-65 retiree healthcare premium equivalents for future retirees, and no Company contribution for any retiree healthcare for OPEIU new hires. Throughout 2006, negotiations continued with the remaining active Company union members not already subject to limitations on Company contributions toward retiree healthcare premium equivalents.

Plan assets in the US are held in trusts with investment policies providing a framework within which to manage the assets in each trust. It is the primary objective of these policies to invest the trust assets in a manner that ensures sufficient funds will be available to meet the benefit obligations of the

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

trusts as determined in connection with periodic asset-liability studies commissioned by the Investment Committee. As updated at the end of 2005, the pension investment policy provides for long-term strategic allocation targets as follows: US equity 28%, non-U.S. equity 17% (including developed and emerging markets), fixed income 35% (including core, TIPS and high yield), real estate 10% and alternative investments 10%. In addition, the policy also provides for appropriate drift ranges for each asset class and rebalancing back to the allocation target when the range is exceeded. The policy has additional requirements to ensure adequate diversification, limit non-investment grade quality fixed income securities and restrict the use of derivatives. The investment policy for other postretirement benefits is similar but also takes into consideration the fact that retiree healthcare obligations are not required to be funded and have varying cash flow needs.

SENA’s defined benefit pension plan assets percentage of fair value by asset category at December 31, 2006 and 2005 are as follows:

	2006		2005
	US	Canada	US	Canada
Cash and cash equivalents	—%	4%	—%	4%
Equity securities	55%	58%	63%	57%
Debt securities	32%	38%	27%	39%
Real estate	6%	—%	5%	—%
Other, including alternative investments	7%	—%	5%	—%

Total	100%	100%	100%	100%

The plans have an expected long-term rate of return on plan assets assumption of 8.0% for the US plans and 7.0% for the Canadian plans. These rates were derived based on the assumptions for each asset class under the respective trust’s investment policy. The capital market assumptions reflect a combination of historical performance analysis and the forward-looking return expectations of the financial markets.

Weighted-average assumptions used in the calculation of postretirement benefit obligations as of December 31 are as follows:

	Postretirement Benefits as of December 31,
	2006		2005
	US	Canada	US	Canada
Discount rate	5.75%	5.25%	5.75%	5.25%
Rate of compensation increase	4.50%	2.04%	4.50%	2.00%

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

Weighted-average assumptions used in the calculation of net periodic cost for the years ended December 31 are as follows:

	Postretirement Benefits as of December 31,
	2006		2005
	US	Canada	US	Canada
Discount rate	5.75%	5.25%	5.75%	6.00%
Rate of compensation increase	4.50%	2.00%	5.00%	2.00%
Expected return on plan assets	8.00%	7.00%	8.00%	7.50%

The discount rate used to discount postretirement benefit obligations is measured using interest rates of high quality bonds at the balance sheet date. Maturity terms of the interest rates are used to approximate the duration and maturity terms of the related liability.

Estimated future benefit payments as of December 31, 2006 are as follows:

	Estimated Future Benefit Payments
	Pensions		Other Benefits
	US	Canada	US	Canada
(Dollars in millions)
2007	$44	$15	$26	$2
2008	45	16	26	2
2009	45	16	25	2
2010	46	16	25	2
2011	47	17	25	2
Years 2012 – 2016	261	94	130	10

Expected employer contributions to be paid into the plans during next fiscal year:

	Expected Employer Contributions
	Pensions		Other Benefits
	US	Canada	US	Canada
(Dollars in millions)
Payments during fiscal year 2007	$1	$15	$13	$2

Assumptions related to retiree healthcare benefits as of December 31:

	2006		2005
	US	Canada	US	Canada
Healthcare cost trend rate assumed for next year	10%	14%	10%	11%
Rate to which the cost trend rate is assumed to decline (the ultimate trend rate)	5%	6%	5%	6%
Year that the rate reaches the ultimate trend rate	2011	2015	2011	2011

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

A one-percentage-point change in assumed retiree healthcare cost trend rates would have the following effects:

	Other Postretirement Benefits
	1-Percentage- Point Increase		1-Percentage- Point Decrease
	US	Canada	US	Canada
(Dollars in millions)
Effect on total of service and interest cost components	$4	$—	$(3)	$—
Effect on postretirement benefit obligation	40	—	(31)	—

SENA has elected to receive a subsidy from the US government pursuant to the Medicare Prescription Drug Improvement and Modernization Act of 2003 related to its continuation of certain other postretirement benefit plans. The effect of this subsidy reduces 2006 expense for other postretirement benefit plans by $8 million and 2005 expense by $7 million.

Note 12—Other Current Liabilities

Other accrued liabilities at December 31, 2006 and 2005 are comprised of:

	As of December 31,
	2006	2005
(Dollars in millions)
Current portion of restructuring provision	$6	$11
Interest payable and other interest bearing liabilities	20	20
Accrued liabilities and deferred income	33	26
Current tax liability	47	46
Property tax payable	7	8
Legal liabilities	4	5
Other payables	3	4

Total	$120	$120

Accrued liabilities and deferred income consist primarily of personnel expenses and customer pre-payments. Other payables encompass accrued municipal, county, and state taxes, and various miscellaneous accruals.

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

Note 13—Commitments and Contingencies

Commitments

	As at December 31,
	2006	2005	2004
(Dollars in millions)
Commitments on behalf of others:
Guarantees	$5	$6	$5
Commitments, own:
Letters of credit	19	14	16
Operating leases, in next 12 months	2	2	2
Operating leases, after next 12 months	6	2	4
Other commitments	4	5	4

Total	$36	$29	$31

Guarantees and letters of credit may be made in the ordinary course of business on behalf of associated companies and occasionally others.

The guarantees, entered into with financial institutions and other credit guarantors, generally obligate the Company to make payment in the event of default by the borrower. The Company has guaranteed bank loans to pulpwood contractors for the purchase of equipment required to supply, produce or transport forest products to the company. In the event of default on these bank loans by the pulpwood contractors, the Company has the right to take immediate possession of and sell the equipment in order to use the proceeds to repay all or a portion of the loans owing to the bank. The Company estimates that in excess of 80% of the guaranteed amount can be expected to be recovered from proceeds on liquidation of the equipment in the event of default. The Company has accrued less than $1 million for each of December 31, 2006, 2005 and 2004, respectively, for mortgages in default for the year.

The Company has provided letters of credit to various environmental agencies as a means of providing financial assurance with regard to environmental liabilities. The Company also provides a letter of credit for securing a supplemental pension obligation and certain letters of credit to fulfill supplier financial assurance requirements. Payment would only be required under these letters of credit if the Company defaulted on commitments made under these arrangements.

The guarantees and letters of credit have off-balance sheet credit risk representing the accounting loss that would be recognized at the reporting date if the Company or the counterparties failed to perform completely as contracted. The credit risk amounts are equal to the contract sums, assuming the amounts are not paid in full and are not recoverable from other parties

In 2003, Stora Enso Port Hawkesbury Limited (“SEPH”) was awarded financial assistance in the amount of $13 million from the Province of Nova Scotia to provide a contribution towards training and infrastructure costs associated with the construction of the thermo-mechanical pulp (TMP) line. The amount includes an incentive amount of $5 million provided that SEPH employs a minimum number of full-time equivalent (“FTE”) positions in its newsprint operation and SEPH as a whole. SEPH has received $2 million as of December 31, 2006 and a contribution of $2 million has been accrued at December 31, 2006, relating to the incentive assistance component.

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

In 2006, SEPH was awarded financial assistance in the amount of $56 million from the Province of Nova Scotia in settlement of its commitment to provide licensed land to SEPH. The amount will be paid out over seven years ($9 million in each of the first six years, and $4 million in the seventh year). Payout is to be made upon completion of each cumulative 12 month period of operation of SEPH’s newsprint and supercalendered paper machines. If there is no production for 24 continuous months, all current and future payments are forfeited.

Estimated Purchase Agreement Commitments as of December 31, 2006

	Type of Supply	Country	Years Left	Contract Total	Scheduled Contract Payments
					2007	2008-9	2010-11	2012+
(Dollars in millions)
Location:
Stora Enso North America Corp.	Electricity	US	5	$103	$27	$32	$44	$—
Stora Enso North America Corp.	Natural Gas	US	4	34	18	15	1	—
Stora Enso North America Corp.	Coal	US	2	72	57	15	—	—
Stora Enso North America Corp.	Chemicals	US	2	5	5	—	—	—
Stora Enso Port Hawkesbury Limited	Natural Gas	Canada	6	94	17	35	28	14

				308	124	97	73	14

Capital expenditure				8	8	—	—	—

Total contractual commitments				$316	$132	$97	$73	$14

Purchases related to the above agreements were $172 million in 2006, $168 million in 2005 and $113 million in 2004.

SENA leases office and warehouse space as well as some mobile equipment under various non-cancellable operating leases, some of which contain renewal options. The future cost for contracts exceeding one year and for non-cancellable operating lease contracts are:

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

Repayment Schedule of Operating Lease Commitments

	As of December 31,
	2006	2005	2004
(Dollars in millions)
Less than 1 year	$2	$2	$2
1–2 years	2	1	2
2–3 years	1	1	1
3–4 years	1	—	1
4–5 years	1	—	—
Over 5 years	1	—	—

	$8	$4	$6

Contingent Liabilities

The Company is party to legal proceedings that arise in the ordinary course of business and which primarily involve claims arising out of commercial and environmental laws. It is also involved in administrative proceedings relating primarily to competition law. Management does not consider the potential liabilities related to such proceedings, before insurance recoveries, if any, are likely to be material to the Company’s financial condition or results of operations.

Competition Law Proceedings

Inspections by US Competition Authorities and Class-action Lawsuits in the United States

In May 2004, Stora Enso North America Corp. (“SENAC”) received subpoenas issued by the US Department of Justice as part of preliminary antitrust investigations into the magazine paper industry in the US. Subsequent to the commencement of these antitrust investigations, SENAC was named, along with other producers of paper and forestry products, as a defendant in a number of lawsuits brought in US federal and state courts by direct and indirect purchasers of publication paper purporting to act on behalf of a class of purchasers. They allege, generally, that the defendants agreed to fix, increase or maintain the price of publication paper in the US. They seek unspecified treble damages and, in some cases, restitution for the alleged overcharges resulting from the alleged violations, including interest and legal costs.

On December 13, 2006, the US antitrust authorities announced that SENAC had been indicted for its alleged anticompetitive conduct in connection with the sale of coated magazine paper in the US in 2002 and 2003; however, no SENAC employee was charged individually. SENAC denied any wrongdoing and entered a plea of not guilty. At a trial which commenced July 16, 2007 and concluded on July 19, 2007, SENAC was found not guilty.

The purported class-action lawsuits remain pending. There can be no assurances that SENAC will prevail in its efforts to defend these claims and we do not have liability insurance which would cover any adverse judgments or losses resulting from these lawsuits. Due to the uncertainties associated with these matters, it is not possible to estimate any potential loss contingencies, thus no provision has been made with respect to the purported class-action lawsuits. However, we do not believe that the ultimate outcome of these purported class-action lawsuits will have a material adverse effect on the Company’s business, operational results or financial condition.

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

Environmental Proceedings

Wisconsin Rapids Emissions

The US Environmental Protection Agency (“EPA”) has issued a notice of violation and a finding of violation to the Wisconsin Rapids mill alleging that expansions and other capital projects between 1983 and 1991 violated the US Clean Air Act. The EPA is seeking a penalty of $8 million and the installation of additional air pollution control equipment. Stora Enso North America Corp. considers that there are a number of defenses to these allegations and thus only an immaterial provision for this loss contingency has been recorded based on the Company’s best estimate of the outcome.

Niagara Emissions

The EPA has issued a notice of violation and a finding of violation to the Niagara mill alleging that projects at the mill between 1995 and 1997 violated the US Clean Air Act. No demand has been received from the EPA, but the EPA may seek a monetary penalty and the installation of additional control equipment. Stora Enso North America Corp. intends to defend any case brought by the EPA based upon these allegations and thus only an immaterial provision for this loss contingency has been recorded based on the Company’s best estimate of the outcome.

Note 14—Related Party Transactions

	As of December 31,
	2006	2005	2004
(Dollars in millions)
Income statement:
Sales to Stora Enso Oyj and other Group companies	$6	$2	$2
Purchases from Stora Enso Oyj and other Group companies	45	33	59
Interest expense from Stora Enso Oyj and Stora Enso S.à.r.L	61	44	33
Sales to Corenso North America	—	—	—
Purchases from Corenso North America	14	14	11
Balance sheet:
Miscellaneous receivables from Stora Enso Oyj and other Group companies	$12	$3	$8
Cash pooling with Stora Enso Oyj	173	(4)	10
Loans from Stora Enso Oyj and Stora Enso S.à.r.L	1,060	1,060	1,106
Interest payable to Stora Enso Oyj and Stora Enso S.à.r.L	16	12	8
Miscellaneous payables to Stora Enso Oyj and other Group Companies	10	7	15
Receivables from Corenso North America	—	—	17
Payables to Corenso North America	9	7	16

SENA currently sells, purchases, and utilizes services from Stora Enso Oyj, its ultimate parent company, and other Group companies for multiple items. A generally immaterial amount of paper is sold to the Group. Purchases from Group include, but are not limited to, the purchase of pulp and administrative services. SENA incurs interest expense and has long-term and short-term loans from the Group (see Note 9).

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

SENA purchases cores from Corenso North America Corp. (“CNA”) which is a wholly owned subsidiary of Stora Enso Oyj. SENA sells power generated at Consolidated Water Power Company, a wholly owned subsidiary, to CNA. SENA also sells steam from the Wisconsin Rapids mill and various administrative services to CNA.

During the last three years, SENA has not been involved in any material transactions with any of its directors, managers, or executive officers, including relatives or spouses of any of these persons.

Stora Enso Oyj has guaranteed certain obligations under the capital lease. Refer to Note 2 for further information.

Note 15—Restructuring Provision

The activity in restructuring provisions during 2004, 2005 and 2006 is as follows:

Restructuring Provision
(Dollars in millions)
Balance at January 1, 2004	$6
Translation difference	—
Charges	11
Payments	(16)

Balance at December 31, 2004	$1
Translation difference	—
Charges	15
Payments	(5)

Balance at December 31, 2005	$11
Translation difference	—
Charges	—
Payments	(5)

Balance at December 31, 2006	$6

Throughout 2003 and 2004, SENA actively reduced their headcounts as a result of the Fixed Cost reduction initiatives that started in 2003 which resulted in a reduction of 832 employees. During 2005 a reduction of 35 employees occurred as a result of the Profit Enhancement Program and a further reduction of 82 employees occurred as a result of additional Fixed Cost reduction initiatives. During 2006, a reduction of 27 employees occurred as a result of the closure of paper machine number 31 and an additional reduction of 114 employees occurred as a result of additional Fixed Cost reduction initiatives.

As a result of the above initiatives, SENA recorded charges of $11 in 2004, $15 million in 2005 and $1 million in 2006 for employment termination benefits and machine closure costs. The charges were included in cost of sales and in selling, general and administrative expenses. SENA paid $17 million, $5 million and $5 million in 2004, 2005 and 2006, respectively, for liabilities which were accrued for in prior years.

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

Note 16—Combined Statements of Cash Flows

Supplemental cash flow disclosures are as follows:

Cash paid during the period for:

	Year Ended December 31,
	2006	2005	2004
(Dollars in millions)
Interest	$91	$74	$72
Income taxes	6	5	5

Note 17—Accumulated Other Comprehensive Income (Loss) (“AOCI”) (Restated)

Comprehensive income (loss) includes: net earnings; foreign currency translation adjustments; adjustments to minimum pension liability, net of tax; and a loss on the effective portion of a cash flow hedge, net of tax, that are all presented as a component of owner’s investment. The Company’s total comprehensive income (loss) was $(162), $(342) and $(563) million for 2006, 2005 and 2004, respectively.

The components of accumulated other comprehensive income (loss) are as follows:

	Foreign Currency Translation Adjustments	Financial Instruments	Pension and Other Postretirement Benefits	Total AOCI
(Dollars in millions)
Balance at January, 2004	$—	$1	$(55)	$(54)
Foreign currency translation adjustments	42	—	—	42
Financial instruments	—	1	—	1
Minimum pension liability	—	—	51	51

Balance at December 31, 2004	$42	$2	$(4)	$40
Foreign currency translation adjustments	24	—	—	24
Financial instruments	—	(2)	—	(2)
Minimum pension liability	—	—	(82)	(82)

Balance at December 31, 2005 (Restated)	$66	$—	$(86)	$(20)
Foreign currency translation adjustments	5	—	—	5
Financial instruments	—	—	—	—
Minimum pension liability	—	—	76	76
Adoption of SFAS 158	—	—	(260)	(260)

Balance at December 31, 2006 (Restated)	$71	$—	$(270)	$(199)

Note 18—Capital Leases

The Company’s predecessor entered into a sale-leaseback transaction for a paper machine in 1997 for $136 million. The lease has a basic lease term which expires in 2014. At the end of the basic lease term, the Company has the option to purchase the machine or the lessor can require the Company to renew the lease through 2025. The lease contains purchase options at amounts

STORA ENSO NORTH AMERICA

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

approximating fair market value in 2010 and at lease termination. This lease requires the Company to pay customary operating and repair expenses and to observe certain operating restrictions. The lease was deemed to be an operating lease at the inception of the lease.

In 2002, the Company entered into an amendment to the lease. Under the terms of the amendment, Stora Enso Oyj, the ultimate parent company, is the guarantor of this lease and is required to comply with both financial reporting and minimum debt rating covenants. Because the guarantee contains provisions outside the operations of the Company, the lease is classified as a capital lease in the combined financial statements from the date of the amendment.

Leased capital assets included in net property, plant and equipment were $77 million and $83 million at December 31, 2006 and 2005, respectively. Amortization of the capital lease assets was $7 million for each of the years 2006, 2005 and 2004. Interest expense related to the capital lease obligation was $9 million for each of the years 2006, 2005 and 2004.

Future minimum capital lease payments and the related present value of the capital lease payments at December 31, 2006 were as follows:

Capital Lease
(Dollars in millions)
2007	$7
2008	8
2009	7
2010	7
2011	7
After 2012	250

Total minimum lease payments	286
Interest	(154)

Present value of net minimum lease payments	$132

*  *  *  *  *

STORA ENSO NORTH AMERICA

CONDENSED COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

THREE QUARTERS ENDED SEPTEMBER 30, 2007

AND THREE QUARTERS ENDED SEPTEMBER 30, 2006

	Three Quarters Ended September 30, 2007	Three Quarters Ended September 30, 2006 (Restated)
(Dollars in millions)
Net Sales	$1,728	$1,480
Costs and Expenses:
Cost of sales	1,710	1,448
Selling, general and administrative expenses	67	81
Interest expense	61	68
Other (income)	(1)	(1)

Loss before incomes taxes	(109)	(116)
Income tax (benefit)	(25)	(14)

Net Loss	$(84)	$(102)

The accompanying notes are an integral part of these condensed combined financial statements.

STORA ENSO NORTH AMERICA

CONDENSED COMBINED BALANCE SHEETS (UNAUDITED)

AS OF SEPTEMBER 30, 2007 AND DECEMBER 31, 2006

	September 30, 2007	December 31, 2006 (Restated)
(Dollars in millions)
Assets:
Current assets:
Cash and cash equivalents	$233	$195
Accounts receivable, net of allowance for doubtful accounts of $3 and $3, respectively	188	129
Inventories	330	346
Deferred tax assets	31	32
Other current assets	55	28

Total current assets	837	730

Non-current assets:
Property, plant and equipment, net	2,386	2,479
Goodwill	280	280
Other intangible assets, net	10	11
Other non-current assets	4	21

Total non-current assets	2,680	2,791

Total assets	$3,517	$3,521

Liabilities and Owner’s Investment:
Current liabilities:
Short-term debt (related party is $161 and $0, respectively)	$161	$—
Current portion of long-term debt (related party is $1,060 and $0, respectively)	1,304	103
Accounts payable	196	167
Accrued payroll and benefits	57	51
Postretirement benefit provisions	16	16
Other current liabilities	110	120

Total current liabilities	1,844	457

Non-current liabilities:
Long-term debt (related party is $0 and $1,069, respectively)	132	1,446
Deferred tax liabilities	142	119
Postretirement benefit provisions	313	468
Other non-current liabilities	15	14

Total non-current liabilities	602	2,047

Commitments and contingencies (Note 10)	—	—
Owner’s investment:
Owner’s investment	1,125	1,216
Accumulated other comprehensive loss	(54)	(199)

Total owner’s investment	1,071	1,017

Total liabilities and owner’s investment	$3,517	$3,521

The accompanying notes are an integral part of these condensed combined financial statements.

STORA ENSO NORTH AMERICA

CONDENSED COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

THREE QUARTERS ENDED SEPTEMBER 30, 2007

AND THREE QUARTERS ENDED SEPTEMBER 30, 2006

	Three Quarters Ended September 30, 2007	Three Quarters Ended September 30, 2006 (Restated)
(Dollars in millions)
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(84)	$(102)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	190	201
Loss on sale of property, plant and equipment	3	1
Deferred income taxes	(25)	(14)
Bond discount amortization	1	1
Change in current assets and liabilities:
Inventories	24	(6)
Accounts receivable	(59)	(15)
Accounts payable	23	(17)
Other non-current assets and liabilities	2	15
Pension and other postretirement, net	(2)	27
Other, net	(49)	(61)

Net cash provided by operating activities	24	30

CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(38)	(42)
Proceeds from sale of property, plant and equipment	1	—

Net cash used in investing activities	(37)	(42)

CASH FLOW FROM FINANCING ACTIVITIES:
Short-term debt, net	152	—
Repayment of long-term debt	(102)	—
Owner’s investment—cash received from Stora Enso Oyj	1	1

Net cash provided by financing activities	51	1
Effect of exchange rates on cash	—	3

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	38	(8)
Cash and cash equivalents at beginning of year	195	82

NET CASH AND CASH EQUIVALENTS AT END OF PERIOD	$233	$74

The accompanying notes are an integral part of these condensed combined financial statements.

STORA ENSO NORTH AMERICA

CONDENSED COMBINED STATEMENTS OF OWNER’S INVESTMENT AND

COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

THREE QUARTERS ENDED SEPTEMBER 30, 2007

AND THREE QUARTERS ENDED SEPTEMBER 30, 2006

	Owner’s Investment	Accumulated Other Comprehensive Income (Loss)	Total
(Dollars in millions)
Balance at January 1, 2007 (Restated)	$1,216	$(199)	$1,017
Comprehensive income:
Net loss	(84)		(84)
Foreign currency translation adjustment		63	63
SFAS 158 (net of tax of $48)		82	82

Total comprehensive income			$61
Adoption of FIN 48	(8)		(8)
Net increase in investment from Stora Enso Oyj	1		1

Balance at September 30, 2007	$1,125	$(54)	$1,071

	Owner’s Investment	Accumulated Other Comprehensive Income (Loss)	Total
(Dollars in millions)
Balance at January 1, 2006 (Restated)	$1,457	$(20)	$1,437
Comprehensive (loss):
Net loss	(102)		(102)
Minimum pension liability adjustment (net of tax of $33)		57	57
Foreign currency translation adjustment		29	29

Total comprehensive (loss)			$(16)
Net increase in investment from Stora Enso Oyj	1		1

Balance at September 30, 2006 (Restated)	$1,356	$66	$1,422

The accompanying notes are an integral part of these condensed combined financial statements.

STORA ENSO NORTH AMERICA

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Business and Summary of Significant Accounting Policies

Organization and Description of Business

The condensed combined financial statements of the graphic paper, publication paper, specialty paper and other operations of Stora Enso Oyj, Finland (“the parent company”) in the United States of America (“US”) and Canada (collectively referred to as “North America”) are generally referred to as Stora Enso North America (“SENA”). As used in these notes, the terms “SENA,” “we,” “our,” “the Company,” “Stora Enso North America” and “us” refer to the combined operations of SENA. Stora Enso Oyj and its subsidiaries are collectively referred to as the “Group”.

SENA is a leading graphic, publication and specialty paper manufacturer in North America. We manufacture and market a broad range of paper products for a variety of applications such as corporate annual reports, high-end advertising brochures, magazines, catalogs, direct mail advertising, self adhesive labels, wet strength labels and flexible packaging.

SENA operates eight mills and 16 paper machines located primarily in Wisconsin, with one mill each in Nova Scotia, Canada and Minnesota. Our headquarters are in Wisconsin Rapids, WI. We also operate a hotel and a public utility, both of which are located in Wisconsin Rapids, WI.

The operations of SENA are ultimately wholly owned by Stora Enso Oyj of Finland. Stora Enso Oyj acquired the US operations of SENA from Consolidated Papers, Inc. (“CPI”) in August 2000. The US operations are contained in a subsidiary named Stora Enso North America Corp. The operations in Canada are contained in a subsidiary named Stora Enso Port Hawkesbury Limited. Since October of 2004, both Stora Enso Port Hawkesbury Limited and Stora Enso North America Corp. are wholly owned subsidiaries of Stora Enso North America Inc., which is a wholly owned subsidiary of Stora Enso Oyj.

Basis of Preparation

The accompanying condensed combined financial statements of SENA have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) on a carve-out basis. Management believes the assumptions underlying the condensed combined financial statements, including the allocation methodology described below, are reasonable. These condensed combined financial statements include all assets, liabilities, equity, revenues and expenses of Stora Enso Port Hawkesbury Limited and of Stora Enso North America Corp and its subsidiaries, excluding a 38.8% and a 38.2% interest, as of September 30, 2007 and December 31, 2006, respectively, in Thiele Kaolin Company, an investment accounted for using the equity method, and excluding amounts related to the Group’s import sales activity into North America for paper and timber products. Significant inter-company transactions and accounts have been eliminated.

The accompanying condensed combined financial statements are prepared on a carve-out basis to present the operations of SENA as a stand alone entity. In accordance with Stora Enso Oyj policy, most costs are pushed down to subsidiaries on an arm’s length basis and therefore minimal additional allocation of corporate expenses has been considered necessary for these condensed combined financial statements. The exceptions are stock based compensation and certain debt related hedges.

As discussed in the combined financial statements as of December 31, 2006 and 2005 (Restated), the Company identified an error in the computation of the valuation allowance related to net

STORA ENSO NORTH AMERICA

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

deferred tax assets in Canada for the year ended December 31, 2005. This error resulted in an overstatement of the Company's deferred tax liabilities at December 31, 2006 and 2005 and an overstatement of the Company's 2005 net loss.

Further as discussed in the combined financial statements as of December 31, 2006 and 2005 (Restated), a lease which had been treated as an operating lease was determined to be a capital lease for purposes of these combined financial statements based on terms of a default covenant contained in the lease agreement pursuant to a 2002 amendment for a guaranty from Stora Enso Oyj, with respect to the Company's obligation under the lease. This change in treatment resulted in a reduction in rent expense, and increase in amortization expense (both are components of cost of sales), an increase in interest expense, an increase in property, plant and equipment and an increase in long term debt for each of the years ended December 31, 2006, 2005 and 2004.

The condensed combined balance sheet as of December 31, 2006 (Restated) is combined financial information derived from the audited balance sheet, but does not include all disclosures required by US GAAP. The interim financial statements are unaudited. The financial statements have been prepared in accordance with US GAAP and, in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for a fair statement in accordance with US GAAP for the periods presented. Certain information and footnote disclosures normally included in the annual financial statements presented in accordance with US GAAP have been condensed or omitted. The statements of operations and cash flows for the interim periods presented are not necessarily indicative of the results to be expected for the full year.

The accompanying financial statements should be read in conjunction with the annual financial statements and notes thereto, as of and for the year ended December 31, 2006 (Restated).

Reclassifications

Depreciation and amortization of $193 million and $202 million for the three quarters ended September 30, 2007 and 2006, respectively, has been reclassified to cost of sales and selling, general and administrative expenses as follows:

	Three Quarters Ended September 30, 2007	Three Quarters Ended September 30, 2006 (Restated)
(Dollars in millions)
Cost of sales	$190	$198
Selling, general and administrative expenses	3	4

Foreign Currency Translation

The statements of operations of foreign entities, whose functional currencies are not US dollars, are translated into US dollars using the average exchange rates for the year, whereas the balance sheets are translated using the exchange rates at the reporting date. Exchange rate differences arising from the re-translation of the net investments in foreign entities are recorded directly in owner’s investment in Accumulated Other Comprehensive Income (Loss) (“AOCI”), as shown in the Condensed Combined Statement of Owner’s Investment and Comprehensive Income (Loss).

STORA ENSO NORTH AMERICA

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

Cash and Cash Equivalents

Cash and cash equivalents are comprised of cash on hand, deposits held with banks, cash pool balances and other liquid investments with original maturity of less than three months. Bank and cash pool overdrafts are reported separately in other interest bearing liabilities under other current liabilities. The Group parent company, Stora Enso Oyj, is the master account holder of the cash pool. Account balances of sub-accounts, such as the Company’s accounts, are consolidated to the master account thereby creating an internal liability between the master account holder and the sub-accounts. Cash pool internal interest is allocated to the member accounts by the participating banks at the end of each quarter. The account balances of sub-accounts represent the Company’s liquid cash receivable from or payable to the parent company and amounted to $204 million and $173 million of cash on deposit at September 30, 2007 and December 31, 2006, respectively.

Note 2—Segment Information

SENA’s six reportable segments are as follows: coated publication paper, uncoated publication paper, newsprint, fine paper, specialty paper and other. These segments are consistent with the internal structure used to manage these businesses.

Reportable Segment Data

SENA does not allocate total assets internally in assessing operating performance. Net sales, operating loss, accounting policy differences, depreciation and amortization, goodwill, and net sales by geographic area as determined by SENA for its reportable segments, are shown in the following tables.

Net Sales

	Three Quarters Ended September 30, 2007	Three Quarters Ended September 30, 2006
(Dollars in millions)
Coated publication paper	$482	$482
Uncoated publication paper	323	174
Newsprint	54	2
Fine paper	645	622
Specialty paper	231	205
Other	23	17
Eliminations	(30)	(22)

Net sales	$1,728	$1,480

STORA ENSO NORTH AMERICA

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

Internal Management Reporting Loss vs. External Reporting Loss

	Three Quarters Ended September 30, 2007	Three Quarters Ended September 30, 2006 (Restated)
(Dollars in millions)
Coated publication paper	$6	$25
Uncoated publication paper	(34)	(45)
Newsprint	(14)	(24)
Fine paper	53	20
Specialty paper	17	(3)
Other	2	(4)

Operating income (loss)—internal management reporting	$30	$(31)
Interest expense	(61)	(68)
Share based compensation	(2)	(3)
Internal vs. external accounting policies (see below)	(76)	(14)

Loss before income taxes—external reporting	$(109)	$(116)

Accounting Policy Differences

	Three Quarters Ended September 30, 2007	Three Quarters Ended September 30, 2006
(Dollars in millions)
Depreciation expense related to impairment reversal—internal reporting, gross	$(13)	$(22)
Restructuring costs, net	(2)	(2)
Postretirement benefits, net	(61)	10

Total accounting policy differences	$(76)	$(14)

Depreciation and Amortization

	Three Quarters Ended September 30, 2007	Three Quarters Ended September 30, 2006 (Restated)
(Dollars in millions)
Coated publication paper	$47	$47
Uncoated publication paper	44	40
Newsprint	1	9
Fine paper	76	77
Specialty paper	21	23
Other	4	6

Total depreciation and amortization	$193	$202

STORA ENSO NORTH AMERICA

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

Goodwill

The following table presents changes in the goodwill balances as allocated to each reportable segment for the three quarters ended September 30, 2006 and the three quarters ended September 30, 2007, respectively:

	Coated Publication Paper	Uncoated Publication Paper	Newsprint	Fine Paper	Specialty Paper	Total
(Dollars in millions)
As of January 1, 2006	$—	$—	$—	$280	$—	$280
Impairment losses	—	—	—	—	—	—

As of September 30, 2006	$—	$—	$—	$280	$—	$280

As of January 1, 2007	$—	$—	$—	$280	$—	$280
Impairment losses	—	—	—	—	—	—

As of September 30, 2007	$—	$—	$—	$280	$—	$280

Information by Geographic Area—Net Sales

	Three Quarters Ended September 30, 2007	Three Quarters Ended September 30, 2006
(Dollars in millions)
US—paper sales	$1,520	$1,333
Canada—paper sales	108	85
Americas, other than the US and Canada— paper sales	20	13
Other—all other sales	80	49

Net sales	$1,728	$1,480

Note 3—Income Taxes

The income tax provision is determined by applying an estimated annual effective income tax rate to income before income taxes. The estimated annual effective income tax rate is based on the most recent annualized forecast of pretax income, permanent book/tax difference and tax credits.

The Company and its subsidiaries file income tax returns in the US for federal and various state jurisdictions and in Canada. As of September 30, 2007, the Company is open for examination for US federal purposes from 2000 through 2006, for Wisconsin purposes from 1997 through 2005 and for Canadian purposes from 2002 through 2006. The Company is also open for examination in various other jurisdictions for various years.

The Company has recorded a valuation allowance against its net deferred tax asset for Canadian income taxes since it is more likely than not, that it will not realize these benefits, as defined in SFAS No. 109. The Company has also recorded a $1 million valuation allowance against its deferred tax asset for US state losses in the third quarter ended September 30, 2007.

STORA ENSO NORTH AMERICA

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

The Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 48 “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109” (“FIN 48”), on January 1, 2007. As a result of the implementation of FIN 48, the Company recognized a cumulative effect adjustment of $8 million, increasing its liability for unrecognized tax benefits and reducing the January 1, 2007 balance of owner’s investment. The total amount of unrecognized tax benefits at January 1, 2007 was $58 million. The amount of unrecognized tax benefits that, if recognized as of January 1, 2007, would affect the Company’s effective tax rate was $48 million (net of tax benefit). The Company does not expect a significant change in its unrecognized tax benefits between now and the end of 2007.

The Company has elected to recognize all income tax related interest and statutory penalties imposed by taxing authorities as income tax expense. The total amount of accrued interest and penalties at January 1, 2007 amounted to $7 million. The Company has recorded $1 million in interest expense in its Condensed Combined Statements of Operations for the three quarters ended September 30, 2007.

Note 4—Inventories

Inventories at September 30, 2007 and December 31, 2006 are comprised of:

	September 30, 2007	December 31, 2006
(Dollars in millions)
Materials, supplies and work in progress	$73	$75
Finished goods	167	189
Spare parts and consumables	97	89
Obsolescence provision—spare parts	(4)	(3)
Obsolescence provision—finished goods	(3)	(4)

Total	$330	$346

Note 5—Property, Plant and Equipment

Property, plant and equipment at September 30, 2007 and December 31, 2006 are comprised of:

	September 30, 2007	December 31, 2006 (Restated)
(Dollars in millions)
Plant and equipment	$4,066	$3,959
Buildings and structures	309	317
Land	19	24
Other tangible assets	17	16
Assets in progress	40	40

Gross cost	4,451	4,356
Less: accumulated depreciation and capital lease amortization	(2,065)	(1,877)

Property, plant and equipment, net	$2,386	$2,479

STORA ENSO NORTH AMERICA

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

Depreciation expense related to property, plant and equipment was $185 million and $194 million in the three quarters ended September 30, 2007 and the three quarters ended September 30, 2006, respectively. Depreciation expense includes losses on the sale of property, plant and equipment of $3 million and $1 million in the three quarters ended September 30, 2007 and the three quarters ended September 30, 2006, respectively. Capital lease amortization expense was $6 million and $5 million in the three quarters ended September 30, 2007 and the three quarters ended September 30, 2006, respectively.

Note 6—Goodwill and Other Intangible Assets

Goodwill and other intangible assets at September 30, 2007 and December 31, 2006 are comprised of:

	September 30, 2007	December 31, 2006
(Dollars in millions)
Goodwill	$280	$280

Other intangible assets:
Gross cost	$47	$43
Less: accumulated amortization	(37)	(32)

Other intangible assets, net	$10	$11

Goodwill of $2,128 million was recognized upon the acquisition of Consolidated Papers, Inc. by Stora Enso Oyj in August of 2000. Goodwill amortization in the amount of $144 million was recognized prior to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” (“SFAS 142”) and since then goodwill has been tested for impairment on an annual basis. A total of $1,704 million of impairment losses have been recorded prior to 2006 due to deterioration in market conditions and increased operating costs associated with the business.

The other intangible assets consist of computer software both internally developed and purchased, along with certain patents, trademarks and franchises. As of September 30, 2007, computer software had a net book value of $3 million while patents, trademarks and franchises had a net book value of $7 million. As of December 31, 2006, computer software had a net book value of $3 million while patents, trademarks and franchises had a net book value of $8 million.

STORA ENSO NORTH AMERICA

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

Note 7—Debt

The balances of debt as of September 30, 2007 and December 31, 2006 are as follows:

	September 30, 2007	December 31, 2006 (Restated)
(Dollars in millions)
Bond loans	$254	$359
Bond loan discounts	(10)	(11)
Loans from Stora Enso Group companies (related parties)	1,221	1,069
Capital lease obligation	132	132

Total debt	1,597	1,549
Current liabilities: repayable within the next 12 months	(1,465)	(103)

Non-current liabilities: repayable after 12 months	$132	$1,446

Loans from Stora Enso Group companies (related parties) include $1,060 million of LIBOR based floating rate debt from Stora Enso S.á.r.L., a subsidiary of Stora Enso Oyj. This debt matures on August 13, 2008. This debt is anticipated to be repaid in connection with the transaction described in Note 15—Acquisition Announcement. Also in anticipation of the transaction described in Note 15, on November 7, 2007, the Company committed to prepaying all of its outstanding bond loans, with a net carrying value of $244 million, on December 7, 2007. As a result, all of the Company’s debt, other than capital lease liabilities, is presently repayable within the next 12 months. The capital lease liabilities relate to a lease of paper machine 35, situated in the Stevens Point mill.

Note 8—Financial Instruments

Fair Values of Financial Instruments

Fair value gains and losses on financial instruments are deferred, net of tax, in Accumulated Other Comprehensive Income (“AOCI”) if they fulfill the cash flow hedge accounting criteria. The remaining fair value movements are reported in the Condensed Combined Statements of Operations as other (income) expense as shown below. The Company had no outstanding embedded derivatives at September 30, 2007 or at December 31, 2006.

Fair Value Hedge Gains and Losses

	Three Quarters Ended September 30, 2007	Three Quarters Ended September 30, 2006
(Dollars in millions)
Net (gain)/loss on qualifying hedges .	$2	$(2)
Fair value changes (gain)/loss in hedged items	—	2

Net (gain)/loss	2	—
Net (gain)/loss on non-qualifying hedges	—	(1)

Net fair value (gain)/loss	$2	$(1)

STORA ENSO NORTH AMERICA

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

Certain derivatives are designated as cash flow hedges and measured at fair value with the fair value movements recorded in the separate owner’s investment category of AOCI. As of September 30, 2007, the hedging reserve, after deferred taxes, was $1 million. As of December 31, 2006, the Company did not have any open cash flow hedging derivatives. The gain on derivative financial instruments designated as cash flow hedges that was realized from AOCI through the Condensed Combined Statements of Operations amounted to $4 million in the three quarters ended September 30, 2007 and to less than $1 million in the three quarters ended September 30, 2006.

Notional Values of Derivative Financial Instruments

	September 30, 2007	December 31, 2006
(Dollars in millions)
Interest rate derivatives:
Interest rate swaps:
Maturity under 1 year	$—	$102
Maturity 2-5 years	109	79
Maturity 6-10 years	22	52

Total interest rate derivatives	$131	$233

Foreign exchange derivatives:
Forward contracts	$5	$—
Currency options	20	—

Total foreign exchange derivatives	25	—

Note 9—Pension and Other Postretirement Benefits

United States Based Plans:

A summary of the components of net periodic pension cost for the US defined benefit retirement plans is as follows:

(Dollars in millions)	Three Quarters Ended September 30, 2007	Three Quarters Ended September 30, 2006
Service cost	$10	$12
Interest cost	36	34
Expected return on plan assets	(48)	(45)
Recognized net actuarial gains	(1)	—
Amortization of prior service cost	10	11
Curtailment	3	—

Net periodic benefit cost	$10	$12

STORA ENSO NORTH AMERICA

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

A summary of the components of net periodic postretirement benefit cost for the US postretirement health care and life insurance benefits plans is as follows:

(Dollars in millions)	Three Quarters Ended September 30, 2007	Three Quarters Ended September 30, 2006
Service cost	$2	$7
Interest cost	12	18
Expected return on plan assets	(1)	(1)
Recognized net actuarial gains	(25)	(13)
Amortization of prior service cost	12	12

Net periodic benefit cost	$—	$23

During the three quarters ended September 30, 2007, the Company concluded contract negotiations with the majority of its US based union membership. Negotiated changes in pension and other postretirement benefits resulted in net reductions to the pension and other postretirement benefit obligations, the impacts of which are reflected in the FAS 158 adjustment in AOCI and in the reduction of the net periodic benefit cost.

Canadian Based Plans:

A summary of the components of net periodic pension cost for the Canadian defined benefit retirement plans is as follows:

(Dollars in millions)	Three Quarters Ended September 30, 2007	Three Quarters Ended September 30, 2006
Service cost	$3	$2
Interest cost	12	11
Expected return on plan assets	(16)	(12)
Recognized net actuarial losses	1	1
Amortization of prior service cost	1	1
Curtailment	—	14

Net periodic benefit cost	$1	$17

A summary of the components of net periodic postretirement benefit cost for the Canadian postretirement health care and life insurance benefit plans is as follows:

(Dollars in millions)	Three Quarters Ended September 30, 2007	Three Quarters Ended September 30, 2006
Service cost	$1	$—
Interest cost	1	1
Amortization of prior service cost	—	2

Net periodic benefit cost	$2	$3

STORA ENSO NORTH AMERICA

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

The expense arising from defined benefit pension and other postretirement benefits is based upon a specific methodology that includes a designated actuarial approach and reflects accrual accounting. The expense accrued for each quarter is based on the method used in normal quarterly closings. The full year actuarial estimates made at the end of the previous year for the coming year have been accrued for the quarters and no new actuarial calculations have been prepared specifically for the quarterly closings.

Note 10—Commitments and Contingencies

Contingent Liabilities

The Company is party to legal proceedings that arise in the ordinary course of business and which primarily involve claims arising out of commercial and environmental laws. It is also involved in administrative proceedings relating primarily to competition law. Management does not consider the potential liabilities related to such proceedings, before insurance recoveries, if any, are likely to be material to the Company’s financial condition or results of operations.

Competition Law Proceedings

Inspections by US Competition Authorities and Class-action Lawsuits in the United States

In May 2004, Stora Enso North America Corp. (“SENAC”) received subpoenas issued by the US Department of Justice as part of an antitrust investigation into the magazine paper industry in the US. Subsequent to the commencement of these antitrust investigations, SENAC was named, along with other producers of paper and forestry products, as a defendant in a number of lawsuits brought in US federal and state courts by direct and indirect purchasers of publication paper purporting to act on behalf of a class of purchasers. They allege, generally, that the defendants agreed to fix, increase or maintain the price of publication paper in the US. They seek unspecified treble damages and, in some cases, restitution for the alleged overcharges resulting from the alleged violations, including interest and legal costs.

On December 13, 2006, the US antitrust authorities announced that SENAC had been indicted for its alleged anticompetitive conduct in connection with the sale of coated magazine paper in the US in 2002 and 2003. At a trial which commenced July 16, 2007 and concluded on July 19, 2007, SENAC was found not guilty.

The purported class-action lawsuits remain pending. There can be no assurances that SENAC will prevail in its efforts to defend these claims and we do not have liability insurance which would cover any adverse judgments or losses resulting from these lawsuits. Due to the uncertainties associated with these matters, it is not possible to estimate any potential loss contingencies, thus no provision has been made with respect to the purported class-action lawsuits. However, we do not believe that the ultimate outcome of these purported class-action lawsuits will have a material adverse effect on the Company’s business, operational results or financial condition.

Environmental Proceedings

Wisconsin Rapids Emissions

The US Environmental Protection Agency (“EPA”) has issued a notice of violation and a finding of violation to the Wisconsin Rapids mill alleging that expansions and other capital projects between 1983

STORA ENSO NORTH AMERICA

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

and 1991 violated the US Clean Air Act. The EPA is seeking a penalty of $8 million and the installation of additional air pollution control equipment. SENAC considers that there are a number of defenses to these allegations and thus only an immaterial provision for this loss contingency has been recorded based on the Company’s best estimate of the outcome.

Niagara Emissions

The EPA has issued a notice of violation and a finding of violation to the Niagara mill alleging that projects at the mill between 1995 and 1997 violated the US Clean Air Act. No demand has been received from the EPA, but the EPA may seek a monetary penalty and the installation of additional control equipment. SENAC intends to defend any case brought by the EPA based upon these allegations and thus only an immaterial provision for this loss contingency has been recorded based on the Company’s best estimate of the outcome.

Note 11—Related Party Transactions

	Three Quarters Ended September 30, 2007	Three Quarters Ended September 30, 2006
(Dollars in millions)
Income statement:
Sales to Stora Enso Oyj and other Group companies	$—	$1
Purchases from Stora Enso Oyj and other Group companies	37	34
Interest expense from Stora Enso Oyj and Stora Enso S. á. r. L	47	41
Purchases from Corenso North America	8	11

	September 30, 2007	December 31, 2006
(Dollars in millions)
Balance sheet:
Miscellaneous receivables from Stora Enso Oyj and other Group companies	$19	$12
Cash pooling with Stora Enso Oyj	204	173
Loans from Stora Enso Oyj and Stora Enso S.á. r.L	1,221	1,060
Interest payable to Stora Enso Oyj and Stora Enso S.á. r.L	19	16
Miscellaneous payables to Stora Enso Oyj and other Group companies	7	10
Receivables from Corenso North America	3	—
Payables to Corenso North America	—	9

SENA currently sells, purchases, and utilizes services from Stora Enso Oyj, its ultimate parent company, and other Group companies for multiple items. A generally immaterial amount of paper is sold to the Group. Purchases from Group include, but are not limited to, the purchase of pulp and administrative services. SENA incurs interest expense and has long-term and short-term loans from the Group (see Note 8).

STORA ENSO NORTH AMERICA

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

SENA purchases cores from Corenso North America Corp. (“CNA”) which is a wholly owned subsidiary of Stora Enso Oyj. SENA sells power generated at Consolidated Water Power Company, a wholly owned subsidiary, to CNA. SENA also sells steam from the Wisconsin Rapids mill and various administrative services to CNA.

During the last three years, SENA has not been involved in any material transactions with any of its directors, managers, or executive officers, including relatives or spouses of any of these persons.

Stora Enso Oyj has guaranteed certain obligations under the capital lease.

Note 12—Restructuring Provision

The activity in restructuring provisions during the three quarters ended September 30, 2007 is as follows:

Restructuring Provision
(Dollars in millions)
Balance at January 1, 2007	$6
Translation difference	—
Charges	8
Payments	(9)

Balance at September 30, 2007	$5

During 2007, a reduction of approximately 190 employees occurred as a result of the conclusion of union contract negotiations and related fixed cost reduction initiatives.

Note 13—Condensed Combined Statements of Cash Flows

Supplemental cash flow disclosures are as follows:

Cash paid during the period for:

	Three Quarters Ended September 30, 2007	Three Quarters Ended September 30, 2006
(Dollars in millions)
Interest (Restated)	$71	$60
Income taxes	1	4

STORA ENSO NORTH AMERICA

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

Note 14—Other Comprehensive Income (Loss)

Comprehensive income (loss) includes the following:

(Dollars in millions)	Three Quarters Ended September 30, 2007	Three Quarters Ended September 30, 2006 (Restated)
Net loss	$(84)	$(102)
Foreign currency translation adjustment	63	57
Minimum pension liability adjustment, net of tax	—	29
SFAS 158, net of tax	82	—

Total comprehensive income (loss)	$61	$(16)

Note 15—Acquisition Announcement

On September 20, 2007, NewPage Holding Corporation and Stora Enso Oyj (SENA’s ultimate parent company) entered into a definitive agreement pursuant to which NewPage Corporation will acquire all of the common stock of Stora Enso North America, Inc. (SENA’s immediate parent company). The transaction includes all Stora Enso North American operations except for the associated company Thiele Kaolin Company, and the North American timber operations, each of which have been excluded from these condensed combined financial statements. The import sales activity of Stora Enso Oyj into North America through SENA will not be continued by SENA after the sale. As such this import sales activity has been excluded from these condensed combined financial statements.

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